AGREEMENT AND PLAN OF MERGER


                        Dated as of August 10, 1994


                                by and among


                          LIVE Entertainment Inc.


                         Carolco Acquisition Corp.


                                    and


                           Carolco Pictures Inc.



                             TABLE OF CONTENTS

                                                                       Page

                                 ARTICLE 1

                                 THE MERGER . . . . . . . . . . . . . .   2
     Section 1.1    The Merger. . . . . . . . . . . . . . . . . . . . .   2
     Section 1.2    Effective Date of the Merger; Closing.  . . . . . .   2

                                 ARTICLE 2

                         THE SURVIVING CORPORATION  . . . . . . . . . .   2
     Section 2.1    Certificate of Incorporation. . . . . . . . . . . .   2
     Section 2.2    Bylaws. . . . . . . . . . . . . . . . . . . . . . .   2
     Section 2.3    Board of Directors and Officers.  . . . . . . . . .   3

                                 ARTICLE 3

                CHANGES AT LIVE AT OR BEFORE EFFECTIVE DATE . . . . . .   3
     Section 3.1    Certificate of Incorporation. . . . . . . . . . . .   3

     Section 3.2    Bylaws. . . . . . . . . . . . . . . . . . . . . . .   3
     Section 3.3    Board of Directors and Officers.  . . . . . . . . .   4
     Section 3.4    LIVE Home Video Inc.  . . . . . . . . . . . . . . .   4


                                 ARTICLE 4

             CONVERSION AND EXCHANGE OF SHARES AND CERTIFICATES . . . .   4
     Section 4.1    Conversion. . . . . . . . . . . . . . . . . . . . .   4
     Section 4.2    LIVE to Make Certificates Available.  . . . . . . .   6
     Section 4.3    Dividends; Transfer Taxes.  . . . . . . . . . . . .   8
     Section 4.4    No Further Ownership Rights in Carolco Common
          Stock.  . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
     Section 4.5    Closing of Carolco Transfer Books.  . . . . . . . .   9

                                 ARTICLE 5

                   REPRESENTATIONS AND WARRANTIES OF LIVE . . . . . . .  10
     Section 5.1    Organization, Standing and Power. . . . . . . . . .  10
     Section 5.2    Subsidiaries. . . . . . . . . . . . . . . . . . . .  10
     Section 5.3    Capital Structure and Commitments.  . . . . . . . .  11
     Section 5.4    Authority; Non-Contravention. . . . . . . . . . . .  12
     Section 5.5    LIVE SEC Documents. . . . . . . . . . . . . . . . .  14
     Section 5.6    No Material Adverse Change. . . . . . . . . . . . .  15
     Section 5.7    Absence of Undisclosed Liabilities. . . . . . . . .  15
     Section 5.8    Absence of Certain Events.  . . . . . . . . . . . .  15
     Section 5.9    No Solicitation . . . . . . . . . . . . . . . . . .  15
     Section 5.10   Registration Statement and Proxy Statement. . . . .  16
     Section 5.11   Reorganization. . . . . . . . . . . . . . . . . . .  16
     Section 5.12   Litigation. . . . . . . . . . . . . . . . . . . . .  16
     Section 5.13   Loan Agreements, Customers and Suppliers. . . . . .  16
     Section 5.14   Permits.  . . . . . . . . . . . . . . . . . . . . .  17
     Section 5.15   Absence of Changes in LIVE Benefit Plans. . . . . .  17
     Section 5.16   Intellectual Property.  . . . . . . . . . . . . . .  18
     Section 5.17   Environmental Matters.  . . . . . . . . . . . . . .  18
     Section 5.18   Taxes.  . . . . . . . . . . . . . . . . . . . . . .  18
     Section 5.19   Foreign Corrupt Practices Act.  . . . . . . . . . .  19
     Section 5.20   Brokers.  . . . . . . . . . . . . . . . . . . . . .  19
     Section 5.21   Officers, Directors and Key Employees.  . . . . . .  19
     Section 5.22   State Takeover Statutes.  . . . . . . . . . . . . .  19
     Section 5.23   Insurance.  . . . . . . . . . . . . . . . . . . . .  20
     Section 5.24   Title to Properties and Related Matters.  . . . . .  20
     Section 5.25   Accuracy of LIVE Disclosure.  . . . . . . . . . . .  20

                                 ARTICLE 6

                 REPRESENTATIONS AND WARRANTIES OF CAROLCO  . . . . . .  21
     Section 6.1    Organization, Standing and Power. . . . . . . . . .  21
     Section 6.2    Subsidiaries. . . . . . . . . . . . . . . . . . . .  21
     Section 6.3    Capital Structure and Commitments.  . . . . . . . .  21
     Section 6.4    Authority; Non-Contravention. . . . . . . . . . . .  23
     Section 6.5    Carolco SEC Documents.  . . . . . . . . . . . . . .  24
     Section 6.6    No Material Adverse Change. . . . . . . . . . . . .  25
     Section 6.7    Absence of Undisclosed Liabilities. . . . . . . . .  25
     Section 6.8    Absence of Certain Events.  . . . . . . . . . . . .  25
     Section 6.9    No Solicitation . . . . . . . . . . . . . . . . . .  25
     Section 6.10   Registration Statement and Proxy Statement. . . . .  26
     Section 6.11   Reorganization. . . . . . . . . . . . . . . . . . .  26
     Section 6.12   Litigation. . . . . . . . . . . . . . . . . . . . .  26
     Section 6.13   Loan Agreements, Customers and Suppliers. . . . . .  26
     Section 6.14   Permits.  . . . . . . . . . . . . . . . . . . . . .  27
     Section 6.15   Absence of Changes in Carolco Benefit Plans.  . . .  27
     Section 6.16   Intellectual Property.  . . . . . . . . . . . . . .  27
     Section 6.17   Environmental Matters.  . . . . . . . . . . . . . .  28
     Section 6.18   Taxes.  . . . . . . . . . . . . . . . . . . . . . .  28
     Section 6.19   Foreign Corrupt Practices Act.  . . . . . . . . . .  28

     Section 6.20   Brokers.  . . . . . . . . . . . . . . . . . . . . .  28
     Section 6.21   Officers, Directors and Key Employees.  . . . . . .  29
     Section 6.22   State Takeover Statutes.  . . . . . . . . . . . . .  29
     Section 6.23   Insurance.  . . . . . . . . . . . . . . . . . . . .  29
     Section 6.24   Title to Properties and Related Matters.  . . . . .  29
     Section 6.25   Accuracy of Carolco Disclosure. . . . . . . . . . .  30

                                 ARTICLE 7

                REPRESENTATIONS AND WARRANTIES REGARDING CAC  . . . . .  30
     Section 7.1    Organization and Standing.  . . . . . . . . . . . .  30
     Section 7.2    Capital Structure.  . . . . . . . . . . . . . . . .  30
     Section 7.3    Authority.  . . . . . . . . . . . . . . . . . . . .  31

                                 ARTICLE 8

                 COVENANTS RELATING TO CONDUCT OF BUSINESS  . . . . . .  31
     Section 8.1    Conduct of Business by LIVE Pending the Merger. . .  31
     Section 8.2    Conduct of Business by Carolco Pending the
          Merger. . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
     Section 8.3    Competing Offers  . . . . . . . . . . . . . . . . .  39
     Section 8.4    Reorganization. . . . . . . . . . . . . . . . . . .  39
     Section 8.5    Conduct of Business of CAC Pending the Merger.  . .  40
     Section 8.6    Update of LIVE LETTER and CAROLCO LETTER. . . . . .  40
     Section 8.7    Bringdown of Fairness Opinion.  . . . . . . . . . .  40

                                 ARTICLE 9

                           ADDITIONAL AGREEMENTS  . . . . . . . . . . .  40
     Section 9.1    Carolco and LIVE Stockholder Approvals. . . . . . .  40
     Section 9.2    Registration Statement and Proxy Statement  . . . .  41
     Section 9.3    Amendment to Indentures . . . . . . . . . . . . . .  42
     Section 9.4    Listing Application.  . . . . . . . . . . . . . . .  43
     Section 9.5    Access to Information.  . . . . . . . . . . . . . .  43
     Section 9.6    Affiliates  . . . . . . . . . . . . . . . . . . . .  43
     Section 9.7    Fees and Expenses.  . . . . . . . . . . . . . . . .  43
     Section 9.8    Carolco Stock Options.  . . . . . . . . . . . . . .  44
     Section 9.9    Other Obligations of Carolco and LIVE . . . . . . .  45
     Section 9.10   Registration Rights.  . . . . . . . . . . . . . . .  46
     Section 9.11   Best Efforts. . . . . . . . . . . . . . . . . . . .  46
     Section 9.12   Public Announcements. . . . . . . . . . . . . . . .  47
     Section 9.13   State Takeover Laws.  . . . . . . . . . . . . . . .  47
     Section 9.14   Indemnification.  . . . . . . . . . . . . . . . . .  47
     Section 9.15   [Intentionally Deleted.]  . . . . . . . . . . . . .  48
     Section 9.16   [Intentionally Deleted.]  . . . . . . . . . . . . .  48
     Section 9.17   LIVE Rights.  . . . . . . . . . . . . . . . . . . .  48
     Section 9.18 Continuation of Business or Business Assets.  . . . .  48

                                 ARTICLE 10

                            CONDITIONS PRECEDENT  . . . . . . . . . . .  48
     Section 10.1   Conditions to Each Party's Obligation to Effect
          the Merger. . . . . . . . . . . . . . . . . . . . . . . . . .  48
     Section 10.2   Conditions to Obligation of Carolco to Effect the
          Merger. . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
     Section 10.3   Conditions to Obligations of LIVE and CAC to
          Effect the Merger.  . . . . . . . . . . . . . . . . . . . . .  52


                              ARTICLE 11

                     TERMINATION, AMENDMENT AND WAIVER  . . . . . . . .  53
     Section 11.1   Termination.  . . . . . . . . . . . . . . . . . . .  53
     Section 11.2   Effect of Termination.  . . . . . . . . . . . . . .  55
     Section 11.3   Amendment.  . . . . . . . . . . . . . . . . . . . .  55
     Section 11.4   Waiver. . . . . . . . . . . . . . . . . . . . . . .  55
     Section 11.5   Approval by LIVE Special Committee  . . . . . . . .  56

                                 ARTICLE 12

                             GENERAL PROVISIONS . . . . . . . . . . . .  56
     Section 12.1   Non-Survival of Representations and Warranties. . .  56
     Section 12.2   Notices.  . . . . . . . . . . . . . . . . . . . . .  56
     Section 12.3   Interpretation. . . . . . . . . . . . . . . . . . .  60
     Section 12.4   Counterparts. . . . . . . . . . . . . . . . . . . .  60
     Section 12.5   Entire Agreement; No Third-Party Beneficiaries. . .  60
     Section 12.6   Governing Law.  . . . . . . . . . . . . . . . . . .  60
     Section 12.7   Assignment. . . . . . . . . . . . . . . . . . . . .  60

Glossary

Amended and Restated Carolco 5% Indenture . . . . . . . . . . . . . . .  45
Amended and Restated Standby Purchase and Investment Agreement  . . . .  45
1986 Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
1989 Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
Advisory Committee  . . . . . . . . . . . . . . . . . . . . . . . . . .  13
Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Amended and Restated Bylaws of Carolco  . . . . . . . . . . . . . . . . . 3
Amended and Restated Bylaws of LIVE . . . . . . . . . . . . . . . . . . . 3
Amended and Restated Certificate of Incorporation of LIVE . . . . . . . . 3
Average Trading Price . . . . . . . . . . . . . . . . . . . . . . . . . . 5
blue sky  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
CAC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
CAC Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Carolco . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Carolco 5% Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
Carolco 7% Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
Carolco 11.5%/10% Notes . . . . . . . . . . . . . . . . . . . . . . . .  45
Carolco 13% Notes . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
Carolco 13%/12% Notes . . . . . . . . . . . . . . . . . . . . . . . . .  45
Carolco Balance Sheet . . . . . . . . . . . . . . . . . . . . . . . . .  25
Carolco Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . .  27
Carolco Common Certificates . . . . . . . . . . . . . . . . . . . . . . . 6
Carolco Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Carolco Entertainment Inc.  . . . . . . . . . . . . . . . . . . . . . . . 3
Carolco Investors . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
CAROLCO LETTER  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
Carolco Preferred Stock . . . . . . . . . . . . . . . . . . . . . . . . . 1
Carolco Proprietary Rights  . . . . . . . . . . . . . . . . . . . . . .  27
Carolco Registration Rights Agreements  . . . . . . . . . . . . . . . .  23
Carolco SEC Documents . . . . . . . . . . . . . . . . . . . . . . . . .  24
Carolco Series A Preferred Stock  . . . . . . . . . . . . . . . . . . . . 6
Carolco Stock Plans . . . . . . . . . . . . . . . . . . . . . . . . . .  44
Carolco Stockholder Meeting . . . . . . . . . . . . . . . . . . . . . .  40
Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Certificate of Merger . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Chemical  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
Chemical Fairness Opinion . . . . . . . . . . . . . . . . . . . . . . .  13
Cinepole  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
competing proposal  . . . . . . . . . . . . . . . . . . . . . . . . . .  44
Constituent Corporations  . . . . . . . . . . . . . . . . . . . . . . . . 1
Contingent Payment Rights . . . . . . . . . . . . . . . . . . . . . . .  12
control share acquisition . . . . . . . . . . . . . . . . . . . . . . .  19
D&O Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
date hereof . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
date of this Agreement, . . . . . . . . . . . . . . . . . . . . . . . .  60
DGCL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Effective Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Environmental Laws  . . . . . . . . . . . . . . . . . . . . . . . . . .  18
ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
Exchange Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
Exchange Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Exchange Ratio  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
fair price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
Governmental Entity . . . . . . . . . . . . . . . . . . . . . . . . . .  14
HSR Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
include . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
Investor Representation Agreement . . . . . . . . . . . . . . . . . . .  13
Letter  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
LHV . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
LHV Bylaws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
LIVE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
LIVE 12% Indenture  . . . . . . . . . . . . . . . . . . . . . . . . . .  42
LIVE 12% Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
LIVE Balance Sheet  . . . . . . . . . . . . . . . . . . . . . . . . . .  15
LIVE Benefit Plans  . . . . . . . . . . . . . . . . . . . . . . . . . .  18
LIVE Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
LIVE Credit Facility  . . . . . . . . . . . . . . . . . . . . . . . . .  52
LIVE Increasing Rate Notes  . . . . . . . . . . . . . . . . . . . . . .  42
LIVE Increasing Rate Notes Indenture  . . . . . . . . . . . . . . . . .  42
LIVE Investors  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
LIVE LETTER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
LIVE Preferred Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . 9
LIVE Proprietary Rights . . . . . . . . . . . . . . . . . . . . . . . .  18
LIVE Registration Rights Agreements . . . . . . . . . . . . . . . . . .  12
LIVE Right  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
LIVE Rights Agreement . . . . . . . . . . . . . . . . . . . . . . . . .  11
LIVE SEC Documents  . . . . . . . . . . . . . . . . . . . . . . . . . .  14
LIVE Series A Common Stock  . . . . . . . . . . . . . . . . . . . . . .  11
LIVE Series D Preferred Stock . . . . . . . . . . . . . . . . . . . . . . 6
LIVE Series B Preferred Stock . . . . . . . . . . . . . . . . . . . . .  11
LIVE Series C Preferred Stock . . . . . . . . . . . . . . . . . . . . . . 6
LIVE Series R Preferred Stock . . . . . . . . . . . . . . . . . . . . .  11
LIVE Special Committee  . . . . . . . . . . . . . . . . . . . . . . . .  13
LIVE Stockholder Meeting  . . . . . . . . . . . . . . . . . . . . . . .  41
Mailing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Material Adverse Change . . . . . . . . . . . . . . . . . . . . . . . .  10
Material Adverse Effect . . . . . . . . . . . . . . . . . . . . . . . .  10
Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
MGM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
MGM Distribution Agreements . . . . . . . . . . . . . . . . . . . . . .  45
moratorium  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
New Carolco Entertainment Inc. Registration Rights Agreement  . . . . .  46
New LIVE Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . 7
New Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
New Stock Option  . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
offer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
Old LIVE Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . 7
Option Registration Statement . . . . . . . . . . . . . . . . . . . . .  42
Pay-Per-View Shares . . . . . . . . . . . . . . . . . . . . . . . . . .  22
Pioneer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
Plan Option . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
Proxy Statement . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
RCS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
Registration Statement  . . . . . . . . . . . . . . . . . . . . . . . .  16
Restated Certificate of Incorporation of Carolco  . . . . . . . . . . . . 2
Restated Certificate of Incorporation of LIVE . . . . . . . . . . . . . . 3
Securities Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
Seidler . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
Seidler Fairness Opinion  . . . . . . . . . . . . . . . . . . . . . . .  23
Series A Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . 7
Series C Certificate of Designations  . . . . . . . . . . . . . . . . . . 6
Significant Carolco Employees . . . . . . . . . . . . . . . . . . . . .  29
Significant LIVE Employees  . . . . . . . . . . . . . . . . . . . . . .  19
Stockholder Meetings  . . . . . . . . . . . . . . . . . . . . . . . . .  41
Strawberries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

Subsidiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
Surviving Corporation . . . . . . . . . . . . . . . . . . . . . . . . . . 2
takeover proposal . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
TCI Purchase Agreement  . . . . . . . . . . . . . . . . . . . . . . . .  22
Trading Day . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Trading Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
VCL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
without limitation. . . . . . . . . . . . . . . . . . . . . . . . . . .  60

Exhibits

     Exhibit 1.2              Certificate of Merger
     Exhibit 2.1              Restated Certificate of Incorporation of
                              Carolco
     Exhibit 2.2              Amended and Restated Bylaws of Carolco
     Exhibit 2.3              Board of Directors of Carolco at Effective
                              Date
     Exhibit 3.1 Amended and Restated Certificate of Incorporation of Carolco Entertainment Inc.
     Exhibit 3.2              Amended and Restated Bylaws of Carolco
                              Entertainment Inc.
     Exhibit 3.3A Board of Directors and Committees of Carolco Entertainment Inc. at Effective Date
     Exhibit 3.3B             Officers of Carolco Entertainment Inc. at
                              Effective Date
     Exhibit 3.4              Amended Bylaws of LHV
     Exhibit 5.3A             Warrant Agreements and Options for LIVE
                              Common Stock
     Exhibit 5.3B             LIVE Registration Rights Agreements
     Exhibit 5.4(c)           Investor Representation Agreement
     Exhibit 6.3A             Options for Carolco Common Stock
     Exhibit 6.3B             Carolco Registration Rights Agreements
     Exhibit 9.3(a)           Amendment to LIVE 12% Indenture
     Exhibit 9.3(b)           Amendment to LIVE Increasing Rate Notes
                              Indenture
     Exhibit 9.8(d)           1994 Stock Option and Stock Appreciation
                              Rights Plan
     Exhibit 9.9(a) Assumption Agreement with respect to Carolco-Mario Kassar Employment Agreement
     Exhibit 9.9(b)           Amended and Restated Carolco 5% Indenture
     Exhibit 9.9(c) Amended and Restated Standby Purchase and Investment Agreement with respect to the Carolco 7% Notes
     Exhibit 9.9(d) First Supplemental Indenture with respect to the Carolco 11.5%/10% Notes
     Exhibit 9.9(e) First Supplemental Indenture with respect to the Carolco 13%/12% Notes
     Exhibit 9.9(f) First Supplemental Indenture with respect to the Carolco 13% Notes
     Exhibit 9.9(g) Assumption Agreement with respect to the MGM Distribution Agreements
     Exhibit 9.9(h)           Assumption Agreement with respect to RCS
                              Agreements
     Exhibit 9.9(i)           Assumption Agreement with respect to Canal+
                              Agreements
     Exhibit 9.9(j)           Assumption Agreement with respect to Pioneer
                              Agreements
     Exhibit 9.10             New Carolco Entertainment Inc. Registration
                              Rights Agreement
     Exhibit 10.1(f)          Terms of Aggregate Working Capital
                              Commitments
     Exhibit 10.2(d)          Form of Opinion of Counsel to LIVE and CAC
     Exhibit 10.3(d)          Form of Opinion of Counsel to Carolco


                        AGREEMENT AND PLAN OF MERGER

  AGREEMENT AND PLAN OF MERGER, dated as of August 10, 1994 (this "Agreement"), by and among LIVE Entertainment Inc., a Delaware corporation ("LIVE"), Carolco Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of LIVE ("CAC"), and Carolco Pictures Inc., a Delaware corporation ("Carolco") (CAC and Carolco being hereinafter collectively referred to as the "Constituent Corporations").

                            W I T N E S S E T H:


  WHEREAS, LIVE is a corporation duly organized and existing under the laws of the State of Delaware with an authorized capitalization as set forth in
Section 5.3 hereof;

  WHEREAS, Carolco is a corporation duly organized and existing under the laws of the State of Delaware with an authorized capitalization as set forth in Section 6.3 hereof;

  WHEREAS, CAC is a corporation duly organized and existing under the laws of the State of Delaware with an authorized capitalization as set forth in
Section 7.2 hereof and is a wholly-owned subsidiary of LIVE;

  WHEREAS, the respective Boards of Directors of LIVE, CAC and Carolco have approved and declared fair to and in the best interests of their respective corporations and stockholders, and LIVE acting as the sole stockholder of CAC has approved, the merger of CAC with and into Carolco (the "Merger"), upon the terms and subject to the conditions set forth herein, whereby each issued and outstanding share of the common stock, par value $.01 per share, of Carolco ("Carolco Common Stock") and each issued and outstanding share of the preferred stock, par value $1.00 per share, of Carolco ("Carolco
Preferred Stock"), will be cancelled and converted into the right to receive such consideration as is hereinafter described;

  WHEREAS, for federal income tax purposes, the parties hereto intend that the Merger shall qualify as a tax free reorganization within the meaning of the Internal Revenue Code of 1986, as amended (the "Code");

  WHEREAS, LIVE, CAC and Carolco desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

  NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, the parties hereto agree as follows:

                                 ARTICLE 1

                                 THE MERGER

  Section 1.1 The Merger. At the Effective Date (as defined in Section 1.2), CAC shall be merged with and into Carolco in accordance with the applicable provisions of the General Corporation Law of the State of Delaware (the "DGCL") with Carolco as the surviving corporation in the Merger (the "Surviving Corporation"), the separate existence of CAC shall thereupon cease, and Carolco, as the Surviving Corporation, shall continue its corporate existence under the laws of the State of Delaware. From and after the Effective Date, the Merger shall have all the effects provided in
Section 259(a) of the DGCL.

  Section 1.2    Effective Date of the Merger; Closing.

       (a) The Merger shall become effective when a properly executed Certificate of Merger in the form attached hereto as Exhibit 1.2 is duly filed with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL (the "Certificate of Merger"), which filing shall be made as soon as practicable after the Closing hereinafter contemplated; provided, however, that, upon mutual consent of the Constituent Corporations, the Certificate of Merger may provide for a later date and time of effectiveness of the Merger in accordance with the DGCL, in which case the Merger shall become effective at the date and time specified in the Certificate of Merger. When used in this Agreement, the term "Effective Date" shall mean the date and time at which such actions are completed and such Merger becomes effective.

       (b) The closing of the transactions contemplated by this Agreement (the "Closing") shall take place (i) at the offices of Sidley & Austin, 2049 Century Park East, Los Angeles, California, at 10:00 A.M. local time on the later of (A) the next business day after the date of the later of the stockholders' meetings referred to in Section 9.1 and (B) the day on which the last of the conditions set forth in Article 9 is fulfilled or waived or (ii) at such other time and place as LIVE and Carolco shall agree.

                                 ARTICLE 2

                         THE SURVIVING CORPORATION

  Section 2.1 Certificate of Incorporation. The Certificate of Incorporation of Carolco as in effect immediately prior to the Effective Date ("Restated Certificate of Incorporation of Carolco"), attached hereto as Exhibit 2.1, as amended by the Certificate of Merger, at and after the Effective Date shall become the Certificate of Incorporation of the Surviving Corporation unless and until thereafter amended in accordance with its terms and applicable law.

  Section 2.2 Bylaws. At or immediately prior to the Effective Date, the Board of Directors of Carolco shall repeal the Bylaws of Carolco as in effect immediately prior to the Effective Date and adopt new Bylaws ("Amended and Restated Bylaws of Carolco") substantially in the form attached hereto as Exhibit 2.2 and at and after the Effective Date, such Amended and Restated Bylaws of Carolco shall become the Bylaws of the Surviving Corporation, and shall continue in full force as the Bylaws of the Surviving Corporation until amended or repealed in accordance with the terms of the Bylaws and the Certificate of Incorporation of the Surviving Corporation and in accordance with applicable law.

  Section 2.3 Board of Directors and Officers. At the Effective Date, the members of the Board of Directors of Carolco shall resign from their positions as and cease being directors of Carolco, and the persons named on
Exhibit 2.3 shall become the directors of the Surviving Corporation, each of whom shall serve until the earlier of his resignation or removal or until his respective successor is duly elected and qualified in accordance with the terms of the Bylaws and the Certificate of Incorporation of the Surviving Corporation as then in effect and in accordance with applicable law. At the Effective Date, the officers of Carolco immediately prior to the Effective Date shall become the officers of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified in accordance with the terms of the Bylaws and the Certificate of Incorporation of the Surviving Corporation as then in effect and in accordance with applicable law.


                                 ARTICLE 3

                CHANGES AT LIVE AT OR BEFORE EFFECTIVE DATE

  Section 3.1 Certificate of Incorporation. The Certificate of Incorporation of LIVE as in effect immediately prior to the Effective Date ("Restated Certificate of Incorporation of LIVE") shall be amended and, immediately before the Effective Date, the Restated Certificate of Incorporation of LIVE, as amended ("Amended and Restated Certificate of

Incorporation  of  LIVE")  substantially in  the  form  attached hereto  as
Exhibit 3.1 shall be filed with the Secretary of State of the State of Delaware. At and after the Effective Date, the Amended and Restated Certificate of Incorporation of LIVE shall continue in full force as the Certificate of Incorporation of LIVE unless and until thereafter amended in accordance with its terms and applicable law. At the Effective Date, pursuant to the Amended and Restated Certificate of Incorporation of LIVE, the name of LIVE shall be changed to "Carolco Entertainment Inc."

  Section 3.2 Bylaws. At or immediately prior to the Effective Date, the Board of Directors of LIVE shall repeal the Bylaws of LIVE as in effect immediately prior to the Effective Date and adopt new Bylaws ("Amended and Restated Bylaws of LIVE") substantially in the form attached hereto as
Exhibit 3.2 and at and after the Effective Date, such Amended and Restated Bylaws of LIVE, shall continue in full force as the Bylaws of LIVE until amended or repealed in accordance with the terms of the Bylaws and the Certificate of Incorporation of LIVE and in accordance with applicable law.


  Section 3.3 Board of Directors and Officers. At the Effective Date, the members of the board of directors of LIVE shall resign, seriatim, from their positions as and cease being directors of LIVE and as each such person resigns, the persons named on Exhibit 3.3A shall become, seriatim, the directors of LIVE and members of the committees of the board of directors of LIVE as indicated on Exhibit 3.3A, each of whom shall serve until the earlier of his resignation or removal or until his respective successor is duly elected and qualified in accordance with the terms of the Bylaws and the Certificate of Incorporation of LIVE as then in effect and in accordance with applicable law. At the Effective Date, the officers of LIVE immediately prior to the Effective Date shall resign from their positions as and cease being officers of LIVE, and the persons named on
Exhibit 3.3B shall become the officers of LIVE until the earlier of their resignation or removal or until their respective successors are duly elected and qualified in accordance with the terms of the Bylaws and the Certificate of Incorporation of LIVE as then in effect and in accordance with applicable law.

  Section 3.4 LIVE Home Video Inc. The Certificate of Incorporation of LIVE Home Video Inc., a Delaware corporation and a wholly-owned subsidiary of LIVE ("LHV"), as in effect immediately prior to the Effective Date shall continue in full force as the Certificate of Incorporation of LHV unless and until thereafter amended in accordance with its terms and applicable law. At or immediately prior to the Effective Date, the Board of Directors of LHV shall repeal the Bylaws of LHV as in effect immediately prior to the Effective Date and adopt new Bylaws substantially in the form attached hereto as Exhibit 3.4 (as amended, the "LHV Bylaws"), and at and after the Effective Date, such LHV Bylaws shall become the Bylaws of LHV, and shall continue in full force as the Bylaws of LHV until amended or repealed in accordance with their terms and the terms of the Certificate of Incorporation of LHV as then in effect and in accordance with applicable law. The Board of Directors of LHV shall not change in connection with the Merger and each member of the Board of Directors of LHV shall continue to serve until the earlier of his resignation or removal or until his respective successor is duly elected and qualified in accordance with the terms of the Bylaws and the Certificate of Incorporation of LHV as then in effect and in accordance with applicable law.

                                 ARTICLE 4

             CONVERSION AND EXCHANGE OF SHARES AND CERTIFICATES

  Section 4.1    Conversion.   At  the  Effective Date,  by  virtue of  the
Merger and without any action on the part of any holder of any capital stock of Carolco, LIVE or CAC:

       (a)  Conversion of Carolco Common Stock.

            (i)  Subject  to   the  provisions  of  clause   (ii)  of  this
  Section 4.1(a), every 5.5 shares of Carolco Common Stock issued and outstanding immediately prior to the Effective Date (other than any such shares held in Carolco's treasury) shall be converted into one share of common stock of LIVE, par value $.01 per share ("LIVE Common Stock") (hereinafter the number of shares of Carolco Common Stock which shall be converted into one share of LIVE Common Stock shall be referred to as the "Exchange Ratio"). All such shares of Carolco Common Stock, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and each holder of a Carolco Common Certificate (as defined in Section 4.2(a)) representing any such shares shall cease to have any rights with respect thereto, except as provided in Section 4.2. All shares of LIVE Common Stock to be received by holders of Carolco Common Stock upon conversion of such Carolco Common Stock pursuant to the Merger shall be duly authorized, validly issued and outstanding, fully paid and nonassessable, free of preemptive rights, and will not be liable to any further call, nor shall the holder thereof be liable for any further payments with respect thereto. Each share of Carolco Common Stock held in Carolco's treasury shall be cancelled and cease to exist at and after the Effective Date and no consideration shall be delivered with respect thereto.

            (ii) If the Average Trading Price (as defined below) (A) is less than 54.5 cents per share, the Exchange Ratio shall not be 5.5 shares and instead shall be equal to the number obtained by dividing $3.00 by the Average Trading Price; provided, however, that in no event shall the Exchange Ratio exceed 6.5 shares; or (B) is greater than 72.7 cents per share, the Exchange Ratio shall not be 5.5 shares and instead shall be equal to the number obtained by dividing $4.00 by the Average Trading Price; provided, however, that in no event shall the Exchange Ratio decrease below 4.5 shares.

            For purposes of this Agreement:

            (A)  "Average Trading  Price" means  the average  Trading Price
       (as defined below) for the 20 consecutive Trading Days (as defined below) ending on a date that is three Trading Days prior to the date of the Carolco Stockholder Meeting and the LIVE Stockholder Meeting (or in the event the Carolco Stockholder Meeting and LIVE Stockholder Meeting are not on the same date, the date of the later Stockholder Meeting), or ending on such earlier date as may be required by the Securities and Exchange Commission,

            (B) "Trading Price" means, on any day, the last reported sale price of one share of Carolco Common Stock regular way on the New York Stock Exchange or, if such security is not listed on the New York Stock Exchange, the last sale price of such security regular way, as reported in a composite published report of transactions which includes transactions on the exchange or other principal markets on which such security is traded or, if there is no such composite report as to any day, the last reported sale price, regular way (or if there is no such reported sale on such day, the average of the closing reported bid and asked prices) on the principal United States securities trading market (whether a stock exchange, National Association of Securities Dealers Automated Quotation System or otherwise) on which such security is traded, and


            (C) "Trading Day" means a day on which the New York Stock Exchange is open for at least one-half of its normal business hours.


            (iii) Stockholders of Carolco entitled to receive a fractional share of LIVE Common Stock upon the conversion of the Carolco Common Stock shall receive in lieu thereof cash in an amount equal to the Average Trading Price times the number of shares of Carolco Common Stock not converted (which number shall be less than the Exchange Ratio). All checks issued in payment for fractional interests shall be denominated in U.S. dollars and drawn on a United States bank.

       (b) Conversion of Carolco Preferred Stock. Each share of Series A Convertible Preferred Stock of Carolco, par value $1.00 ("Carolco Series A Preferred Stock"), issued and outstanding immediately prior to the Effective Date shall be converted into one share of Series D Convertible Preferred Stock of LIVE, par value $1.00 ("LIVE Series D Preferred Stock"), the statement of designations, rights, preferences and powers of which is included in Exhibit 3.1. All such shares of Carolco Series A Preferred Stock, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except as provided in Section 4.2. All shares of the LIVE Series D Preferred Stock to be received by holders of Carolco Series A Preferred Stock upon conversion of such Carolco Series A Preferred Stock pursuant to the Merger shall be duly authorized, validly issued and outstanding, fully paid and nonassessable, free of preemptive rights, and will not be liable to any further call, nor shall the holder thereof be liable for any further payment with respect thereto.

       (c) LIVE Stock and CAC Stock. Each Share of LIVE Common Stock issued and outstanding immediately prior to the Effective Date shall remain unchanged by virtue of the Merger. Each Share of Series C Convertible Preferred Stock of LIVE, par value $1.00 ("LIVE Series C Preferred Stock") shall remain unchanged except as the Amended Certificate of Designations, Preferences and Rights of LIVE Series C Preferred Stock ("Series C Certificate of Designations") shall be amended by the Amended and Restated Certificate of Incorporation of LIVE to be filed as provided herein. Each Share of common stock of CAC, par value $0.01 per share ("CAC Common Stock") issued and outstanding immediately prior to the Effective Date shall be converted into one share of common stock, par value $0.01 per share, of the Surviving Corporation.

  Section 4.2    LIVE to Make Certificates Available.

       (a) Exchange of Common Stock Certificates. Prior to the Effective Date, LIVE shall authorize American Stock Transfer & Trust Company (or such other person or persons as shall be acceptable to LIVE and Carolco) to act as Exchange Agent hereunder (the "Exchange Agent"). At or prior to the Effective Date, LIVE shall deposit with the Exchange Agent in trust for the holders of certificates which immediately prior to the Effective Date represented shares of Carolco Common Stock (the "Carolco Common Certificates"), and, subject to Section 4.3, each such holder will be entitled to receive, upon surrender to the Exchange Agent in the manner set forth in subsection (d) below of one or more Carolco Common Certificates for cancellation, certificates representing the number of shares of LIVE Common Stock into which the shares represented by such Carolco Common Certificates were converted in the Merger. LIVE Common Stock into which Carolco Common Stock shall be converted in the Merger shall be deemed to have been issued at the Effective Date, and Carolco Common Certificates shall, at and after the Effective Date, be deemed to represent only the right to receive, upon surrender of such Carolco Common Certificates, the certificates contemplated by the preceding sentence.

       (b) Exchange of Series A Certificates. At or prior to the Effective Date, LIVE shall deposit with the Exchange Agent in trust for the holders of certificates which immediately prior to the Effective Date represented shares of Carolco Series A Preferred Stock ("Series A Certificates"), and, subject to Section 4.3, each such holder will be entitled to receive, upon surrender to the Exchange Agent in the manner set forth in subsection (d) below of one or more Series A Certificates for cancellation, certificates representing the number of shares of LIVE Series D Preferred Stock into which the shares represented by such Series A Certificates were converted in the Merger. LIVE Series D Preferred Stock into which Carolco Series A Preferred Stock shall be converted in the Merger shall be deemed to exist as of the Effective Date, and Series A Certificates shall, at and after the Effective Date, be deemed to represent only the right to receive, upon surrender of such Series A Certificates, the certificates contemplated by the preceding sentence.

       (c) Exchange of Old LIVE Certificates. At or prior to the Effective Date, LIVE shall deposit with the Exchange Agent in trust for the holders of certificates which immediately prior to the Effective Date represented shares of LIVE Common Stock or LIVE Series C Preferred Stock or of certificates which immediately prior to the Effective Date represented Contingent Payment Rights (as defined in Section 5.3) (collectively, "Old LIVE Certificates"), and, subject to Section 4.3, each such holder will be entitled to receive, upon surrender to the Exchange Agent in the manner set forth in subsection (d) below of one or more Old LIVE Certificates for cancellation, certificates representing the number of shares of LIVE Common Stock or LIVE Series C Preferred Stock or Contingent Payment Rights (reflecting the change of LIVE's name at the Effective Date), equal to the number of shares or rights represented by the Old LIVE Certificates so exchanged ("New LIVE Certificates"). Notwithstanding the foregoing, at and after the Effective Date, until the holder of an Old LIVE Certificate surrenders such Old LIVE Certificate to the Exchange Agent for cancellation in the manner set forth in subsection (d) below, each Old LIVE Certificate shall continue to represent the same number of shares of LIVE Common Stock, LIVE Series C Preferred Stock or Contingent Payment Rights as such Old LIVE Certificate represented immediately prior to the Effective Date.

       (d) Exchange Procedures. As soon as practicable after the Effective Date, but in any event no later than five business days thereafter, the Exchange Agent shall mail to each holder of record (at such address as appears on the books of LIVE or Carolco or as such holder shall otherwise designate) of a Carolco Common Certificate, a Series A Certificate and/or an Old LIVE Certificate, as the case may be (any such certificates are sometimes referred to hereinafter individually as a "Certificate," and collectively as "Certificates"), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to such Certificates shall pass, only upon actual delivery of such Certificates to the Exchange Agent and shall be in such form and have such other provisions as LIVE and Carolco shall mutually specify, including procedures to be followed in the event a holder has lost his certificates) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of LIVE Common Stock and/or LIVE Series D Preferred Stock and/or for New LIVE Certificates (the "Mailing"). Upon surrender of such a Certificate for cancellation to the Exchange Agent, at the offices of the Exchange Agent and as otherwise specified in the transmittal letter from the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of LIVE Common Stock, or that number of whole shares of LIVE Series D Preferred Stock, which such holder has the right to receive pursuant to this Article 4, or New LIVE Certificates in accordance with the provisions of Section 4.2(c), and the Certificate so surrendered shall be cancelled.

  Section 4.3    Dividends; Transfer Taxes.

       (a) Dividends. No dividends or other distributions, if any, that are declared on or after the Effective Date on LIVE Common Stock (other than LIVE Common Stock represented by an Old LIVE Certificate) or LIVE Series D Preferred Stock or are payable to the holders of record thereof will be paid with respect to shares of such LIVE Common Stock (other than LIVE Common Stock represented by an Old LIVE Certificate) or LIVE Series D Preferred Stock, until the holders thereof surrender their Carolco Common Certificates or Series A Certificates, as applicable, as provided in
Section 4.2. Nothing in this Agreement shall require holders of Old LIVE Certificates to surrender such Old LIVE Certificates, as permitted in

Section 4.2, as a condition to receipt of any dividend or other distribution, if any, payable to such holder with respect to shares of LIVE Common Stock, LIVE Series C Preferred Stock or Contingent Payment Rights represented by such Old LIVE Certificate. Subject to the effect of any applicable laws, there shall be paid to such record holder of the certificates representing such LIVE Common Stock or LIVE Series D Preferred Stock at the time of such surrender, if required, or the appropriate payment date, if later, or as promptly as practicable thereafter, the amount of any dividends or other distributions theretofore paid with respect to whole shares of such LIVE Common Stock or LIVE Series D Preferred Stock and having a record date on or after the Effective Date. In no event shall the person entitled to receive any such dividends or other distributions be entitled to receive interest on such dividends or other distributions.

       (b) Transfer Taxes. No transfer taxes shall be payable by a (i) holder of Carolco Common Stock or Carolco Series A Preferred Stock in
connection with such holder's receipt of shares of LIVE Common Stock or LIVE Series D Preferred Stock, as the case may be, upon surrender of a Carolco Common Certificate or Series A Certificate or (ii) holder of LIVE Common Stock, LIVE Series C Preferred Stock or Contingent Payment Rights in connection with such holder's exchange of an Old LIVE Certificate for a New LIVE Certificate, except in any event if any certificate representing shares of LIVE Common Stock, LIVE Preferred Stock or Contingent Payment Rights is to be paid to or issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer (including any signature guarantees necessary) and that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such shares of LIVE Common Stock or LIVE Preferred Stock in a name other than that of the registered holder of the Carolco Common Certificate, Series A Certificate, or Old LIVE Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent or LIVE, as appropriate, that such tax has been paid or is not applicable. For purposes of this Agreement, "LIVE Preferred Stock" means, collectively, the LIVE Series C Preferred Stock and the LIVE Series D Preferred Stock.

       (c) Delay in Delivery. Any certificates delivered to the Exchange Agent by LIVE pursuant to Sections 4.2(a) or 4.2(b) representing shares of LIVE Common Stock or LIVE Series D Preferred Stock (or any dividends or distributions thereon) which remain undistributed to the previous stockholders of Carolco for six months after the date of the Mailing (as defined above in Section 4.2(e)) shall be returned to LIVE, upon demand. Any persons who were previously stockholders of Carolco who have not theretofore complied with this Article 4 shall thereafter look only to LIVE (subject to abandoned property, escheat and other similar laws) for payment of their claim for LIVE Common Stock or LIVE Series D Preferred Stock (or any dividends or distributions thereon). Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of a Carolco Common Certificate or Series A Certificate for any shares of LIVE Common Stock or LIVE Series D Preferred Stock (or any dividends or distributions thereon) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

  Section 4.4 No Further Ownership Rights in Carolco Common Stock. All shares of LIVE Common Stock or LIVE Series D Preferred Stock issued upon the surrender for exchange of shares of Carolco Common Stock or Carolco Series A Preferred Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Carolco Common Stock or Carolco Series A Preferred Stock, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distribution with a record date prior to the Effective Date which may have been declared or made by Carolco on such shares of Carolco Common Stock or Carolco Series A Preferred Stock in accordance with the terms of this Agreement.

  Section 4.5 Closing of Carolco Transfer Books. Upon the Effective Date, the stock transfer books of Carolco shall be closed and no transfer of Carolco Common Stock or Carolco Preferred Stock shall thereafter be made. If, after the Effective Date, Certificates are presented to the Surviving Corporation, they shall be cancelled and exchanged as provided in this Article 4.

                                 ARTICLE 5

                   REPRESENTATIONS AND WARRANTIES OF LIVE

  LIVE represents and warrants to Carolco as follows:

  Section 5.1    Organization, Standing and Power.

       (a) LIVE is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own its property and carry on its business as now being conducted. LIVE and each of its Subsidiaries is duly qualified to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on LIVE.

       (b) For purposes of this Agreement (i) "Material Adverse Change" or "Material Adverse Effect" means, when used with respect to LIVE or Carolco, as the case may be, any change or effect that is or may be materially adverse to the assets, properties, business, condition (financial or otherwise) or results of operations of LIVE and its Subsidiaries taken as a whole or Carolco and its Subsidiaries taken as a whole, as the case may be, and (ii) "Subsidiary" means any corporation or other legal entity of which LIVE or Carolco, as the case may be (either alone or through or together with any other Subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity, or otherwise directly or indirectly controls the operations of such corporation or other legal entity, except that in the case of LIVE, Subsidiaries shall not include Strawberries, Inc. ("Strawberries") or VCL/Carolco Communications GmbH ("VCL"), or any subsidiaries of Strawberries or VCL.

       (c) LIVE has disclosed to Carolco in writing all information regarding Strawberries and/or VCL (i) which should have been disclosed in the LIVE LETTER had Strawberries and/or VCL been included within the definition of "Subsidiary" in Section 5.1(b) hereof and (ii) which, individually or in the aggregate, has, had or could reasonably be expected to have a Material Adverse Effect on LIVE or the Surviving Corporation.

  Section 5.2 Subsidiaries. LIVE has delivered to Carolco a disclosure letter of even date herewith (together with the exhibits included as a part thereof, the "LIVE LETTER") which lists, among other things, each Subsidiary of LIVE. All the outstanding shares of capital stock or other ownership interests of each such Subsidiary have been duly authorized, validly issued and are fully paid and nonassessable and are, except as set forth in the LIVE LETTER, owned by LIVE, by another Subsidiary of LIVE or by LIVE and another such Subsidiary, free and clear of all liens, charges, claims and encumbrances except as set forth in the LIVE LETTER. Except as set forth in the LIVE LETTER, there are no outstanding options, rights or agreements of any kind relating to the issuance, sale or transfer of any capital stock or other equity securities or ownership interests of any such Subsidiary of LIVE to any person. Each Subsidiary of LIVE (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has the requisite corporate power and authority to own its properties and carry on its business as now being conducted, and (iii) is duly qualified to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities make such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on LIVE. Except for the capital stock of its Subsidiaries and except as disclosed in LIVE's Annual Report on Form 10-K for the year ended December 31, 1993, and in LIVE's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994, LIVE does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership or other entity which is material to LIVE.

  Section 5.3 Capital Structure and Commitments. As of the date hereof, the authorized capital stock of LIVE consists of 120,000,000 shares of LIVE Common Stock, 15,000,000 shares of LIVE Series A Common Stock, par value $.01 per share ("LIVE Series A Common Stock") (none of which LIVE Series A Common Stock is issued and outstanding) and 15,000,000 shares of LIVE preferred stock (of the authorized LIVE preferred stock, 9,000,000 shares have been designated as LIVE Series B Cumulative Convertible Preferred Stock ("LIVE Series B Preferred Stock") (which LIVE Series B Preferred Stock shall be redeemed as provided in Section 10.2(e) herein), 15,000 shares have been designated as LIVE Series C Preferred Stock and 500,000 shares have been designated as LIVE Series R Junior Participating Cumulative Preferred Stock ("LIVE Series R Preferred Stock") (none of which LIVE Series R Preferred Stock is issued and outstanding)). As of the date hereof, each share of LIVE Common Stock outstanding includes a LIVE Right (which LIVE Right shall be terminated as provided in Section 9.17 herein). For purposes of this Agreement, a "LIVE Right" is a right to purchase LIVE Common Stock pursuant to the Rights Agreement (the "LIVE Rights Agreement") dated as of July 19, 1990, as amended, between LIVE and American Stock Transfer and Trust Company, as Rights Agent. As of the date of this
Agreement:

       (a) approximately 12,000,000 shares of LIVE Common Stock are duly authorized, validly issued and outstanding, fully paid and nonassessable,

       (b)  approximately  1,900,000  shares  of  LIVE   Common  Stock  are
reserved for issuance upon the exercise of outstanding options to purchase LIVE Common Stock, which options are listed in Exhibit 5.3A,

       (c)  approximately  2,400,000  shares  of  LIVE  Common  Stock   are
reserved for issuance upon the exercise of warrants issued under the warrant agreements listed in Exhibit 5.3A,

       (d) approximately 6,000,000 shares of LIVE Series B Preferred Stock are duly authorized, issued and outstanding, fully paid and nonassessable,

       (e) 15,000 shares of LIVE Series C Preferred Stock are duly authorized, issued and outstanding, fully paid and nonassessable,

       (f) up to 60,000,000 shares of LIVE Common Stock are reserved for issuance upon conversion of the LIVE Series B Preferred Stock, and

       (g)  approximately  5,100,000  shares  of   LIVE  Common  Stock  are
reserved for issuance upon conversion of the LIVE Series C Preferred Stock.

As of the date of this Agreement, except for this Agreement, the stock options referred to in clause (b) of this Section 5.3 and listed on Exhibit 5.3A, the warrant agreements referred to in clause (c) of this Section 5.3 and listed on Exhibit 5.3A, the Contingent Payment Rights issued in connection with the acquisition by LIVE of certain of the assets of Vestron Inc. in July 1991 ("Contingent Payment Rights"), the shares of LIVE Common Stock underlying the LIVE Series B Preferred Stock and the LIVE Series C Preferred Stock, the shares of LIVE Series A Common Stock underlying the

LIVE Series C Preferred Stock, the LIVE Rights, and other agreements and transactions relating to capital stock described in the LIVE SEC Documents or in the LIVE LETTER, there are no options, warrants, rights, contracts, commitments, agreements, arrangements or undertakings of any kind to which LIVE or any of its Subsidiaries is a party or by which any of them is bound relating to the issuance of any capital stock or other voting securities of LIVE or of any of its Subsidiaries or any securities convertible into or exchangeable for any capital stock or other voting securities of LIVE or of any of its Subsidiaries, or any options, warrants or other rights to purchase capital stock or other voting securities of LIVE or any of its Subsidiaries, nor has LIVE or any of its Subsidiaries granted any stock appreciation rights to any person or entity. As of March 31, 1994, there are approximately 1,281 holders of record of LIVE Common Stock, approximately 281 holders of record of LIVE Series B Preferred Stock and one (1) holder of record of LIVE Series C Preferred Stock.

       Exhibit 5.3B lists all agreements of LIVE as of the date hereof by which LIVE may be required to register any of its securities ("LIVE Registration Rights Agreements").

  Section 5.4    Authority; Non-Contravention.

       (a) Each of LIVE and CAC has all requisite corporate power and authority to enter into and execute this Agreement and, subject to any approval by the stockholders of LIVE of the Merger and the related amendments to the Restated Certificate of Incorporation of LIVE, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by LIVE and CAC, the performance by LIVE and CAC of their respective obligations hereunder and the consummation by LIVE and CAC of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of LIVE and CAC, except for the approval of LIVE's stockholders, which will be solicited in accordance with the provisions of Section 9.1 hereof, and no other act or proceeding on the part of LIVE or CAC is necessary to authorize the execution, delivery and consummation of this Agreement or the transactions contemplated hereby.

       (b) The Board of Directors of LIVE has received the opinion of Chemical Securities Inc. ("Chemical"), the financial advisor to the Board, dated July 1, 1994, to the effect that in Chemical's opinion the financial terms of the Merger are fair, from a financial point of view, to the holders of LIVE Common Stock, other than the LIVE Investors (as defined below). A true, correct and complete copy of such opinion (the "Chemical Fairness Opinion") has been delivered to Carolco. For purposes of this Agreement, "LIVE Investors" means, collectively, Pioneer, Cinepole, and RCS, where "Pioneer" refers to Pioneer LDCA, Inc., "Cinepole" refers to Cinepole Productions B.V. and "RCS" refers, collectively, to RCS International Communications N.V. and RCS Video International Services B.V.

       (c) LIVE has received a letter agreement (the "Investor Representation Agreement") from each LIVE Investor and each such Investor Representation Agreement, substantially in the form of Exhibit 5.4(c) hereto, has been executed by such LIVE Investor.

       (d) This Agreement has been duly and validly executed and delivered by each of LIVE and CAC and (assuming the valid authorization, execution and delivery of this Agreement by Carolco) constitutes a valid and binding obligation of each of LIVE and CAC enforceable against LIVE and CAC in accordance with its terms, except (i) as their respective obligations may be affected by bankruptcy, insolvency, reorganization, moratorium or similar laws, or by equitable principles relating to or limiting creditors' rights generally, and (ii) that the remedies of specific performance, injunction and other forms of equitable relief are subject to certain tests of equity jurisdiction, equitable defenses and the discretion of the court before which any proceeding therefor may be brought.

       (e) The Board of Directors of LIVE has approved the terms of this Agreement and of the transactions contemplated hereby, and the Advisory Committee of the Board of Directors of LIVE (the "Advisory Committee") has approved and declared advisable and in the best interests of LIVE and its stockholders the Merger, upon the terms and subject to the conditions herein; the Special Committee (the "LIVE Special Committee") formed pursuant to and in accordance with Section 3.6 of the Certificate of Designations, Preferences and Relative, Participating, Optional or other Special Rights of the Series B Preferred Stock of LIVE has approved the terms of this Agreement and of the transactions contemplated hereby.

       (f) Except as set forth in the LIVE LETTER, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, breach, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or result in or give rise to a right of termination, cancellation or acceleration of any liability or obligation or to the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of LIVE or any of its Subsidiaries under, any provision of (i) the Restated Certificate of Incorporation of LIVE or Bylaws of LIVE (true and complete copies of which as of the date hereof have been delivered to Carolco) or any provision of the comparable charter or organizational documents of any of its Subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to LIVE or any of its Subsidiaries or (iii) any judgment, order, decree, statute, law, ordinance, injunction, writ, or authorization, consent, approval, rule or regulation of any court or governmental authority applicable to LIVE or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (ii) or (iii), any such conflicts, violations, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not
(A) have a Material Adverse Effect on LIVE, (B) materially impair the ability of LIVE or CAC to perform their respective obligations hereunder or
(C) prevent the consummation of any of the transactions contemplated hereby. The redemption of the LIVE Series B Preferred Stock as contemplated in Section 10.2(c) herein and the termination of the LIVE Rights as contemplated in Section 9.17 herein shall have complied with, and shall not have resulted in a violation of, either the Certificate of Designations, Preferences and Rights governing the LIVE Series B Preferred Stock or the LIVE Rights Agreement, respectively, or any applicable securities laws.

       (g) No filing or registration with, or authorization, consent or approval of, any domestic (federal and state), foreign or international court, commission, governmental body, regulatory agency, authority or tribunal (a "Governmental Entity") is required by or with respect to LIVE or any of its Subsidiaries in connection with the execution and delivery of this Agreement by LIVE or is necessary for the consummation by LIVE of the Merger or the other transactions contemplated by this Agreement, except (i) in connection, or in compliance with, the provisions of the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "Securities Act") and the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "Exchange Act"), (ii) in connection with, or in compliance with, the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which LIVE is qualified to do business, (iv) the amendments to the Restated Certificate of Incorporation of LIVE as provided in Section 3.1, (v) any required filings under state securities or "blue sky" laws and (vi) filings, registrations, authorizations, consents or approvals which if not made or obtained would have a Material Adverse Effect on LIVE or would prevent or materially adversely affect the transactions contemplated hereby.

  Section 5.5 LIVE SEC Documents. LIVE has filed all required reports, statements, forms and documents with the SEC that LIVE was required to file during the three-year period immediately preceding the date hereof (the "LIVE SEC Documents"). As of their respective dates, and as subsequently revised, amended or superseded by later-filed LIVE SEC Documents through and including the date of this Agreement, the LIVE SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and as so revised, superseded or amended none of the LIVE SEC Documents including the financial information contained therein contained or currently contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of LIVE included in the LIVE SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles
(except, in the case of the unaudited statements, as permitted by Regulation S-X promulgated by the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly present the consolidated financial position of LIVE and its consolidated Subsidiaries as at the dates thereof and the consolidated results of their operations and statements of cash flows for the periods included therein (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein). Notwithstanding the foregoing, LIVE makes no representation or warranty in this Agreement regarding any information (including financial information and financial statements) supplied by Carolco for inclusion in the LIVE SEC Documents.

  Section 5.6 No Material Adverse Change. Except as set forth in the LIVE LETTER, since the date of the most recent balance sheet and notes to consolidated financial statements contained in LIVE's Annual Report on Form 10-K for the year ended December 31, 1993, or LIVE's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994, as filed with the SEC (the "LIVE Balance Sheet"), there has been no Material Adverse Change in LIVE, and neither LIVE nor any of its Subsidiaries knows of any such Material Adverse Change that is threatened, nor has there been any damage, destruction or loss affecting the assets, properties, business, operations or condition (financial or otherwise) of LIVE or any of its Subsidiaries, whether or not covered by insurance, which would have a Material Adverse Effect on LIVE, and which has not been subsequently reported in any of the LIVE SEC Documents filed with the SEC prior to the date hereof.

  Section 5.7 Absence of Undisclosed Liabilities. Except as set forth in the LIVE SEC Documents or the LIVE LETTER, as of the date of the LIVE Balance Sheet neither LIVE nor any of its Subsidiaries had any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by generally accepted accounting principles to be set forth on a financial statement or in the notes thereto and which, individually or in the aggregate, would have a Material Adverse Effect on LIVE, which were not set forth on the LIVE Balance Sheet.

  Section 5.8 Absence of Certain Events. Except as disclosed in the LIVE SEC Documents or the LIVE LETTER, since the date of the LIVE Balance Sheet, LIVE and its Subsidiaries have conducted their business only in the ordinary course.

  Section 5.9    No  Solicitation.    LIVE  is   not  now  engaged  in  any
activities, discussions or negotiations with any parties (other than Carolco) in respect of a "takeover proposal" or an "offer" (both as defined in Section 8.3), except with respect to Strawberries and VCL.

  Section 5.10 Registration Statement and Proxy Statement. None of the information to be supplied by LIVE or CAC for inclusion or incorporation by reference in the registration statement on Form S-4 under the Securities

Act to be filed with the SEC pursuant to Section 9.2 (the "Registration Statement"), or the joint proxy statement/prospectus together with any amendments or supplements thereto included within the Registration Statement (the "Proxy Statement") will (a) in the case of the Registration Statement, at the time it becomes effective, contain any statement which, at the time and in the light of the circumstances under which it is made, is false or misleading with respect to any material fact, or which omits to state any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading, or (b) in the case of the Proxy Statement, at the time of the mailing of the Proxy Statement and at the times of the Stockholder Meetings, contain any statement which, at the time and in the light of the circumstances under which it is made, is false or misleading with respect to any material fact, or which omits to state any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading. The Registration Statement will comply (with respect to LIVE and CAC) as to form in all material respects with the provisions of the Securities Act and the Proxy Statement will comply (with respect to LIVE and CAC) as to form in all material respects with the provisions of the Exchange Act. Notwithstanding the foregoing, neither LIVE nor CAC, individually or collectively, makes any representation or warranty regarding any information (including financial information and financial statements) supplied by Carolco for inclusion in the Registration Statement or the Proxy Statement.

  Section 5.11 Reorganization. Neither LIVE nor any of its Subsidiaries has taken any action or failed to take any action which action or failure to take action would jeopardize the qualification of the Merger as a tax free reorganization under the Code.

  Section 5.12 Litigation. Except as set forth in the LIVE LETTER or the LIVE SEC Documents, as of the date hereof, there is no claim, suit, action or proceeding pending or, to the knowledge of LIVE, threatened against or affecting LIVE or any of its Subsidiaries (whether or not covered by insurance) which (i) could reasonably be expected to have a Material Adverse Effect on LIVE (and LIVE is not aware of any reasonable basis for any such suit, action or proceeding), or (ii) challenge the transactions contemplated hereby at law or in equity or before or by any federal, state, local, foreign or other governmental department, commission, board, agency, instrumentality, or authority; nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against LIVE or any of its Subsidiaries having, or which, insofar as reasonably can be foreseen, in the future would have, any such effect.

  Section 5.13   Loan Agreements, Customers and Suppliers.

       (a) Neither LIVE nor any of its Subsidiaries is in violation of or in default under (nor does there exist any condition which upon the passage of time, the giving of notice or both would cause such a violation of or default under) any loan or credit agreement, note, bond, mortgage, indenture, lease instrument, permit, concession, franchise, license or any other contract, agreement, arrangement or understanding, to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on LIVE or except as are set forth in the LIVE LETTER. Set forth in the LIVE LETTER is a list of each loan or credit agreement, note, bond, mortgage, indenture and other agreement and instrument pursuant to which any indebtedness of LIVE or any of its Subsidiaries (other than indebtedness solely among or between LIVE and/or any of its Subsidiaries), in an aggregate principal amount in excess of $3,000,000 is outstanding or may be incurred and the respective principal amounts currently outstanding thereunder. For purposes of this Agreement, "indebtedness" shall mean, with respect to any person, without duplication, (i) any liability, contingent or otherwise, (x) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of the person or only to a portion thereof), (y) evidenced by a note, debenture or similar instrument (including a purchase money obligation), or (z) for the payment of money relating to a capitalized lease obligation; (ii) any liability of others of the kind described in the preceding clause which the person has guaranteed or which is otherwise its legal liability; (iii) any obligation secured by a lien to which the property or assets of the person are subject, whether or not the obligations secured thereby shall have been assumed by or shall otherwise be the person's legal liability, and (iv) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (i), (ii) or (iii).

       (b) Neither LIVE nor any of its Subsidiaries is in default under (nor does there exist any condition which upon the passage of time, the giving of notice or both would cause such a violation of or default under) any material agreement with any of its customers or suppliers of products or services which are of material importance to LIVE or any of its Subsidiaries, and no such customer or supplier, to the knowledge of LIVE or any of its Subsidiaries, is in default under (nor does there exist any condition which upon the passage of time, the giving of notice or both would cause such customer or supplier to be in violation of or default under) any of such material agreements or except as are set forth in the LIVE LETTER.

  Section 5.14 Permits. LIVE and each of its Subsidiaries possess all franchises, permits, licenses, certificates, approvals or other authorizations necessary to own or lease and operate their properties and to conduct their businesses, except for incidental franchises, permits, licenses, certificates, approvals and other authorizations that would be readily obtainable by any qualified applicant without undue burden in the event of any lapse, termination, cancellation or forfeiture or which if not obtained would not, in the aggregate, have a Material Adverse Effect on LIVE.

  Section 5.15 Absence of Changes in LIVE Benefit Plans. Except as disclosed in the LIVE SEC Documents or the LIVE LETTER, since the date of the most recent audited financial statements included in the LIVE SEC Documents, there has not been any adoption or amendment by LIVE or any of its Subsidiaries of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical fringe benefit or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee or director of, or any other person providing services to, LIVE or any of its Subsidiaries (collectively, "LIVE Benefit Plans") which will have a Material Adverse Effect on LIVE. LIVE has delivered to Carolco true, correct and complete copies of all LIVE Benefit Plans. Each of the LIVE Benefit Plans is in material compliance with all applicable laws including the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Code.

  Section 5.16 Intellectual Property. LIVE and its Subsidiaries own, or are licensed or otherwise have the right to use, all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights and other proprietary intellectual property rights and computer programs (collectively, the "LIVE Proprietary Rights") which are material to the conduct of the business of LIVE and its Subsidiaries taken as a whole. No claims are pending or, to the knowledge of LIVE, threatened that LIVE or any Subsidiary is infringing or otherwise adversely affecting the rights of any person with regard to any LIVE Proprietary Right, except for such claims or threats which could not reasonably be expected to have a Material Adverse Effect on LIVE. To the knowledge of LIVE, no person is infringing the rights of LIVE with respect to any LIVE Proprietary Right that would have a Material Adverse Effect on LIVE. No lien, encumbrance or restriction with respect to any

LIVE Proprietary Right has a Material Adverse Effect on LIVE, or so far as LIVE can now foresee could reasonably be expected to have a Material Adverse Effect on LIVE.

  Section 5.17 Environmental Matters. To the knowledge of LIVE, LIVE and each of its Subsidiaries are in compliance with all applicable federal, state, regional and local laws, statutes, ordinances, judgments, rulings and regulations relating to any matters of pollution, protection of the environment or environmental regulation or control (collectively, "Environmental Laws"), except for violations of the Environmental Laws that could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on LIVE.

  Section 5.18 Taxes. Except as set forth in the LIVE LETTER or the LIVE SEC Documents: (a) each of LIVE and its Subsidiaries has timely filed all federal, state, local or foreign tax returns required to be filed by it (except for all such returns the failure of which timely filing would, individually or in the aggregate, not have a Material Adverse Effect on
LIVE), and has paid (or LIVE has paid on its behalf) all taxes shown as due on the returns in respect of the periods covered by such returns; (b) there are no tax liens upon any property or assets of LIVE or any of its Subsidiaries which would have a Material Adverse Effect on LIVE, except liens for current taxes not yet due; (c) neither LIVE nor any of its Subsidiaries is delinquent in the payment of any material tax, assessment or governmental charge which would have a Material Adverse Effect on LIVE;
(d) no deficiencies for any taxes have been proposed, asserted or assessed against LIVE or any of its Subsidiaries which would have a Material Adverse Effect on LIVE or its Subsidiaries, and no requests for waivers of the time to assess any such taxes are pending; and (e) no audits of the tax returns of LIVE or any of its Subsidiaries are currently being conducted by a taxing authority and neither LIVE nor its Subsidiaries have received any notices of pending or proposed audits from a taxing authority.

  Section 5.19   Foreign Corrupt  Practices Act.  To the  best knowledge of the officers of LIVE, neither LIVE, any Subsidiary of LIVE nor any director, officer, agent, employee or other person associated with or acting on behalf of any of them has (i) used any corporate or other funds for unlawful contributions, payments, gifts or entertainment or made any unlawful expenditures relating to political activity, or made any direct or indirect unlawful payments to governmental officials or others or established or maintained any unlawful or unrecorded funds in violation of
Section 30A of the Exchange Act or (ii) accepted or received any unlawful contributions, payments, gifts or expenditures. LIVE is in compliance in all material respects with the provisions of Section 13(b) of the Exchange Act and to the best knowledge of the officers of LIVE, there is no failure of compliance with such provisions.

  Section 5.20 Brokers. No broker, investment banker or other person, other than Chemical or Jefferson Capital Corporation, the fees and expenses of which will be paid by LIVE in accordance with LIVE's written agreements with Chemical and Jefferson Capital Corporation (copies of which have been delivered by LIVE to Carolco prior to the date hereof), is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of LIVE, any Subsidiary of LIVE or CAC.

  Section 5.21 Officers, Directors and Key Employees. The LIVE LETTER sets forth (i) the name and total compensation of each officer and director of LIVE; (ii) the name of each officer and director of any of LIVE's Subsidiaries; (iii) the name and total compensation of each other officer, director, employee, consultant, agent or other representative of LIVE or any of its Subsidiaries whose current annual rate of compensation (including bonuses and commissions) exceeds $150,000; (iv) all wage or
salary  increases  or  bonuses  received  by   the  persons  identified  in
Section 5.21(i) and (iii) ("Significant LIVE Employees") since December 31, 1993, and any accrual for or commitment or agreement by LIVE or any of its

Subsidiaries to pay such increases or bonuses; and (v) a notation with respect to each of such Significant LIVE Employees, whether they have an employment agreement with LIVE or any of its Subsidiaries and, if so, the date and term of such agreement. Except as set forth in the LIVE LETTER,
(x) to the knowledge of LIVE or any of its Subsidiaries, none of such Significant LIVE Employees has made a threat to LIVE or any of its Subsidiaries or to any of their officers or directors to cancel or otherwise terminate such Significant LIVE Employee's relationship with LIVE or any of its Subsidiaries and (y) none of such Significant LIVE Employees have "change of control" clauses or agreements with LIVE or any of its Subsidiaries (or similar clauses or agreements permitting such Significant LIVE Employees to terminate their employment relationship with LIVE or any of its Subsidiaries) that would be triggered by the Merger which have not been waived on the date hereof.

  Section 5.22 State Takeover Statutes. Neither Section 203 of the DGCL nor any other "fair price," "moratorium," "control share acquisition" or other state takeover statute or similar statute or regulation applies to the Merger by virtue of LIVE and CAC engaging in the transactions contemplated hereby.

  Section 5.23 Insurance. LIVE and each of its Subsidiaries have been and are insured by financially sound and reputable insurers with respect to their properties and the conduct of their business in such amounts and against such risks as are reasonable in relation to their respective businesses, and each will use its best efforts to maintain such insurance. Such insurance is in full force and effect and no notice of cancellation or termination has been received with respect to any of said insurance. Except as disclosed in the LIVE LETTER, there are no claims pending thereunder except where such claim would not, individually or in the aggregate, have a Material Adverse Effect on LIVE.

  Section 5.24 Title to Properties and Related Matters. Except with respect to the LIVE Proprietary Rights, LIVE and each of its Subsidiaries have good and marketable title (or valid and subsisting leasehold interests) to all of the personal properties and assets (tangible and intangible) and the real properties utilized in their businesses or reflected in the LIVE SEC Documents or acquired after the date thereof (other than properties sold or otherwise disposed of in the ordinary course of business), which are material to them, free and clear of all title defects, liens, encumbrances and restrictions, except (i) as reflected in the LIVE SEC Documents, (ii) to the extent not described in clause (i), those described in the LIVE LETTER, (iii) to the extent not described in clause (i), statutory liens not yet due or delinquent or the validity of which are being contested or litigated in good faith by appropriate proceedings and for which LIVE has set aside on its books reserves that are adequate with respect thereto; and (iv) liens, encumbrances, covenants, rights of way, building or use restrictions, easements, exceptions, variances, reservations and other matters or limitations of any kind, if any, which, when considered together with the liens described in clauses
(i), (ii) and (iii), do not have a Material Adverse Effect on LIVE's business or operations. All properties of LIVE and each of its Subsidiaries are reflected in the LIVE SEC Documents in the manner and to the extent required by generally accepted accounting principles consistently applied. Neither the whole nor any portion of the leaseholds or any other assets of LIVE or any of its Subsidiaries is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor to the knowledge of LIVE or any of its Subsidiaries has any such condemnation, expropriation or taking been proposed, which would have a Material Adverse Effect on LIVE and its Subsidiaries taken as a whole.

  Section 5.25 Accuracy of LIVE Disclosure. Neither this Agreement, nor any document or other paper furnished (or to be furnished pursuant hereto at the Closing) by or on behalf of LIVE or CAC to Carolco pursuant to this

Agreement or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements made, in the context in which made, not false or misleading. There is no fact that LIVE has not disclosed to Carolco in writing that has a Material Adverse Effect on LIVE, or so far as LIVE can now foresee will have a Material Adverse Effect on LIVE or on the ability of LIVE to perform this Agreement.

                                 ARTICLE 6

                 REPRESENTATIONS AND WARRANTIES OF CAROLCO

  Carolco represents and warrants to LIVE and CAC as follows:

  Section 6.1 Organization, Standing and Power. Carolco is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own its property and carry on its business as now being conducted. Carolco and each of its Subsidiaries is duly qualified to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on Carolco.

  Section 6.2 Subsidiaries. Carolco has delivered to LIVE a disclosure letter of even date herewith (together with the exhibits included as a part thereof, the "CAROLCO LETTER") which lists, among other things, each Subsidiary of Carolco. All the outstanding shares of capital stock of each such Subsidiary have been duly authorized, validly issued and are fully paid and nonassessable and are, except as set forth in the CAROLCO LETTER, owned by Carolco, by another Subsidiary of Carolco or by Carolco and another such Subsidiary, free and clear of all liens, charges, claims and encumbrances. Except as set forth in the CAROLCO LETTER, there are no outstanding options, rights or agreements of any kind relating to the issuance, sale or transfer of any capital stock or other equity securities or ownership interests of any such Subsidiary of Carolco to any person. Each Subsidiary of Carolco (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has the requisite corporate power and authority to own its properties and carry on its business as now being conducted, and
(iii) is duly qualified to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities make such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on Carolco. Except for the capital stock of its Subsidiaries and except as disclosed in Carolco's Annual Report on Form 10-K for the year ended December 31, 1993 and Carolco's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994, Carolco does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership or other entity which is material to Carolco.

  Section 6.3 Capital Structure and Commitments. As of the date hereof, the authorized capital stock of Carolco consists of 650,000,000 shares of Carolco Common Stock and 10,000,000 shares of Carolco preferred stock (of the Carolco preferred stock, 120,000 shares have been designated as Carolco Series A Preferred Stock). As of the date of this Agreement:

       (a)  approximately 137,687,728  shares of  Carolco Common Stock  are
duly   authorized,  validly   issued  and   outstanding,  fully   paid  and
non-assessable (excluding 2,327,381 treasury shares),

       (b) approximately 31,222,000 shares of Carolco Common Stock are reserved for issuance upon the exercise of outstanding options to purchase Carolco Common Stock, which options are listed in Exhibit 6.3A.

       (c) 82,500 shares of Carolco Series A Preferred Stock are duly authorized, validly issued and are outstanding, fully paid and non-assessable,

       (d) 37,500 shares of Carolco Series A Preferred Stock are reserved for issuance upon the distribution of payment-in-kind dividends;

       (e) approximately 137,500,000 shares of Carolco Common Stock are reserved for issuance upon conversion of the Carolco Series A Preferred Stock;

       (f) approximately 50,000,000 shares of Carolco Common Stock are reserved for issuance upon conversion of $30,000,000, in aggregate, of 5% Payment-in-Kind Convertible Subordinated Notes of Carolco (the "Carolco 5% Notes") due 2002;

       (g) approximately 66,666,666 shares of Carolco Common Stock are reserved for issuance upon conversion of $50,000,000, in aggregate, of 7% Convertible Subordinated Notes of Carolco (the "Carolco 7% Notes") due 2006; and

       (i) approximately 74,074,074 shares of Carolco Common Stock are reserved for issuance ("Pay-Per-View Shares") in connection with the Purchase Agreement dated as of August 19, 1993, by and between Carolco and TCI (the "TCI Purchase Agreement").

As of the date of this Agreement, except for this Agreement, the stock options referred to in clause (b) of this Section 6.3 and listed on Exhibit 6.3A, the shares of Carolco Common Stock underlying the Carolco Series A Preferred Stock, the Carolco 5% Notes and the Carolco 7% Notes and the Pay-Per-View Shares, and other agreements and transactions relating to capital stock described in the Carolco SEC Documents or in the CAROLCO LETTER, there are no options, warrants, rights, commitments, agreements, arrangements or undertakings of any kind to which Carolco or any of its Subsidiaries is a party or by which any of them is bound relating to the issuance of any capital stock or other voting securities of Carolco or of any of its Subsidiaries or any securities convertible into or exchangeable for any capital stock or other voting securities of Carolco or any of its Subsidiaries, or any options, warrants or other rights to purchase capital stock or other voting securities of Carolco or any of its Subsidiaries. As of the date of this Agreement, there were approximately 1,040 holders of record of Carolco Common Stock, and three (3) holders of record of Carolco Series A Preferred Stock.

       Exhibit 6.3B lists all agreements of Carolco by which Carolco may be required to register any of its securities ("Carolco Registration Rights Agreements").

  Section 6.4    Authority; Non-Contravention.

       (a) Carolco has all requisite corporate power and authority to enter into this Agreement and, subject to any approval by the stockholders of Carolco to consummate the Merger, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Carolco, the performance by Carolco of its obligations hereunder and the consummation by Carolco of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Carolco, except for the approval of Carolco's stockholders, which will be solicited in accordance with the provisions of Section 9.1 hereof, and no other act or proceeding on the part of Carolco is necessary to authorize the execution, delivery and consummation of this Agreement or the transactions contemplated hereby.

       (b) The Board of Directors of Carolco has received the opinion of The Seidler Companies Incorporated ("Seidler"), Carolco's financial advisor, dated June 30, 1994, to the effect that in Seidler's opinion the financial terms of the Merger are fair, from a financial point of view, to the holders of Carolco Common Stock, other than the Carolco Investors (as defined below). A true, correct and complete copy of such opinion (the "Seidler Fairness Opinion") has been delivered to LIVE. For purposes of this Agreement, the "Carolco Investors" are Pioneer, Cinepole, RCS, MGM Holdings Corporation and New Carolco Investments B.V.

       (c) Carolco has received an Investor Representation Agreement from each Carolco Investor and each such Investor Representation Agreement, substantially in the form of Exhibit 5.4(c) hereto, has been executed by such Carolco Investor.

       (d) This Agreement has been duly and validly executed and delivered by Carolco and (assuming the valid authorization, execution and delivery of this Agreement by LIVE and CAC) constitutes a valid and binding obligation of Carolco enforceable against Carolco in accordance with its terms, except
(i)  as  such  obligation  may  be  affected  by   bankruptcy,  insolvency,
reorganization, moratorium or similar laws, or by equitable principles relating to or limiting creditors' rights generally, and (ii) that the remedies of specific performance, injunction and other forms of equitable relief are subject to certain tests of equity jurisdiction, equitable defenses and the discretion of the court before which any proceeding therefor may be brought.

       (e) The Board of Directors of Carolco has approved the terms of this Agreement and of the transactions contemplated hereby.

       (f) Except as set forth in the CAROLCO LETTER, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not breach, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or result in or give rise to a right of termination, cancellation or acceleration of any liability or obligation or to the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Carolco or any of its Subsidiaries under, any provision of (i) the Restated Certificate of Incorporation of Carolco or Restated Bylaws of Carolco (true and complete copies of which as of the date hereof have been delivered to LIVE) or any provision of the comparable charter or organizational documents of any of its Subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Carolco or any of its Subsidiaries or (iii) any judgment, order, decree, statute, law, ordinance, injunction, writ, or authorization, consent, approval, rule or regulation of any court or governmental authority applicable to Carolco or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (ii) or (iii), any such conflicts, violations, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not
(A) have a Material Adverse Effect on Carolco, (B) materially impair the ability of Carolco to perform its obligations hereunder or (C) prevent the consummation of any of the transactions contemplated hereby.

       (g) No filing or registration with, or authorization, consent or approval of, any Governmental Entity is required by or with respect to Carolco or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Carolco or is necessary for the consummation by Carolco of the Merger or the other transactions contemplated by this Agreement, except (i) in connection, or in compliance, with the provisions of the Securities Act and the Exchange Act, (ii) in connection with, or in compliance with, the provisions of the HSR Act, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which Carolco is qualified to do business, (iv) any required filings under state securities or "blue sky" laws, and (v) filings, registrations, authorizations, consents or approvals which if not made or obtained would have a Material Adverse Effect on Carolco or would prevent or materially adversely affect the transactions contemplated hereby.

  Section 6.5 Carolco SEC Documents. Carolco has filed all required reports, statements, forms and documents with the SEC that Carolco was required to file during the three-year period immediately preceding the date hereof (the "Carolco SEC Documents"). As of their respective dates, and as subsequently revised, amended or superseded by later-filed Carolco SEC Documents through and including the date of this Agreement, the Carolco SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and as so revised, superseded or amended none of the Carolco SEC Documents including the financial information contained therein contained or currently contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Carolco included in Carolco SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of the unaudited statements, as permitted by Regulation S-X promulgated by the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly present the consolidated financial position of Carolco and its consolidated Subsidiaries as at the dates thereof and the consolidated results of their operations and statements of cash flows for the periods included therein (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein).
 Notwithstanding the foregoing, Carolco makes no representation or warranty in this Agreement regarding any information (including financial information and financial statements) supplied by LIVE for inclusion in any Carolco SEC Documents.

  Section 6.6 No Material Adverse Change. Except as set forth in the CAROLCO LETTER, since the date of the most recent balance sheet and notes to consolidated financial statements contained in Carolco's Annual Report on Form 10-K for the year ended December 31, 1993, or Carolco's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994, as filed with the SEC ("Carolco Balance Sheet"), there has been no Material Adverse Change in Carolco and neither Carolco nor any of its Subsidiaries knows of any such Material Adverse Change that is threatened, nor has there been any damage, destruction or loss affecting the assets, properties, business, operations or condition (financial or otherwise) of Carolco or any of its
Subsidiaries, whether or not covered by insurance which would have a Material Adverse Effect on Carolco, and which has not been subsequently reported in any of the Carolco SEC Documents filed with the SEC prior to the date hereof.

  Section 6.7 Absence of Undisclosed Liabilities. Except as set forth in the Carolco SEC Documents or the CAROLCO LETTER, as of the date of the Carolco Balance Sheet neither Carolco nor any of its Subsidiaries had any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by generally accepted accounting principles to be set forth on a financial statement or in the notes thereto and which, individually or in the aggregate, would have a Material Adverse Effect on Carolco, which were not set forth on the Carolco Balance Sheet.

  Section 6.8 Absence of Certain Events. Except as disclosed in Carolco SEC Documents or the CAROLCO LETTER, since the date of the Carolco Balance Sheet, Carolco and its Subsidiaries have conducted their business only in the ordinary course.

  Section 6.9 No Solicitation. Carolco is not now engaged in any activities, discussions or negotiations with any parties (other than LIVE) in respect of a "takeover proposal" or an "offer" (both as defined in Section 8.3).

  Section 6.10 Registration Statement and Proxy Statement. None of the information to be supplied by Carolco for inclusion or incorporation by reference in the Registration Statement or the Proxy Statement will (a) in the case of the Registration Statement, at the time it becomes effective, contain any statement which, at the time and in the light of the circumstances under which it is made, is false or misleading with respect to any material fact, or which omits to state any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading, or (b) in the case of the Proxy Statement, at the time of the mailing of the Proxy Statement and at the times of the Stockholder Meetings, contain any statement which, at the time and in the light of the circumstances under which it is made, is false or misleading with respect to any material fact, or which omits to state any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading. The Registration Statement will comply (with respect to Carolco) as to form in all material respects with the provisions of the Securities Act and the Proxy Statement will comply (with respect to Carolco) as to form in all material respects with the provisions of the Exchange Act. Notwithstanding the foregoing, Carolco makes no representation or warranty regarding any information (including financial information and financial statements) supplied by LIVE or CAC for inclusion in the Registration Statement or the Proxy Statement.

  Section 6.11 Reorganization. Neither Carolco nor any of its Subsidiaries has taken any action nor failed to take any action which action or failure to take action would jeopardize the qualification of the Merger as a tax free reorganization under the Code.

  Section 6.12 Litigation. Except as set forth in the CAROLCO LETTER or the Carolco SEC Documents, as of the date hereof, there is no claim, suit, action or proceeding pending or, to the knowledge of Carolco, threatened against or affecting Carolco or any of its Subsidiaries (whether or not covered by insurance) which (i) could reasonably be expected to have a Material Adverse Effect on Carolco (and Carolco is not aware of any reasonable basis for any such suit, action or proceeding), or (ii) challenge the transactions contemplated hereby at law or in equity or before or by any federal, state, local, foreign or other governmental department, commission, board, agency, instrumentality, or authority; nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Carolco or any of its Subsidiaries having, or which, insofar as reasonably can be foreseen, in the future would have, any such effect.

  Section 6.13   Loan Agreements, Customers and Suppliers.

       (a) Neither Carolco nor any of its Subsidiaries is in violation of or in default under (nor does there exist any condition which upon the passage of time, the giving of notice or both would cause such a violation of or default under) any loan or credit agreement, note, bond, mortgage, indenture, lease instrument, permit, concession, franchise, license or any other contract, agreement, arrangement or understanding, to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on Carolco or except as are set forth in the CAROLCO LETTER. Set forth in the CAROLCO LETTER is a list of each loan or credit agreement, note, bond, mortgage, indenture and other agreement and instrument pursuant to which any indebtedness of Carolco or any of its Subsidiaries (other than indebtedness solely among or between Carolco and/or any of its Subsidiaries) in an aggregate principal amount in excess of $3,000,000 is outstanding or may be incurred and the respective principal amounts currently outstanding thereunder.

       (b) Neither Carolco nor any of its Subsidiaries is in default under (nor does there exist any condition which upon the passage of time, the giving of notice or both would cause such a violation of or default under) any material agreement with any of its customers or suppliers of products or services which are of material importance to Carolco or any of its Subsidiaries, and no such customer or supplier, to the knowledge of Carolco or any of its Subsidiaries, is in default under (nor does there exist any condition which upon the passage of time, the giving of notice or both would cause such customer or supplier to be in violation of or default under) any of such material agreements or except as are set forth in the CAROLCO LETTER.

  Section 6.14 Permits. Carolco and each of its Subsidiaries possess all franchises, permits, licenses, certificates, approvals or other authorizations necessary to own or lease and operate their properties and to conduct their businesses, except for incidental franchises, permits, licenses, certificates, approvals and other authorizations that would be readily obtainable by any qualified applicant without undue burden in the event of any lapse, termination, cancellation or forfeiture or which if not obtained would not have a Material Adverse Effect on Carolco.

  Section 6.15 Absence of Changes in Carolco Benefit Plans. Except as disclosed in the Carolco SEC Documents or the CAROLCO LETTER, since the date of the most recent audited financial statements included in the Carolco SEC Documents, there has not been any adoption or amendment by Carolco or any of its Subsidiaries of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical fringe benefit or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee or director of, or any other person providing services to, Carolco or any of its Subsidiaries (collectively, "Carolco Benefit Plans") which will have a Material Adverse Effect on Carolco. Carolco has delivered to LIVE true, correct and complete copies of all Carolco Benefit Plans. Each of the Carolco Benefit Plans is in material compliance with all applicable laws including ERISA and the Code.

  Section 6.16   Intellectual Property.  Carolco  and its Subsidiaries own,
or are licensed or otherwise have the right to use, all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights and other proprietary intellectual property rights and computer programs (collectively, the
"Carolco Proprietary Rights") which are material to the conduct of the business of Carolco and its Subsidiaries taken as a whole. No claims are pending or, to the knowledge of Carolco, threatened that Carolco or any of its Subsidiaries is infringing or otherwise adversely affecting the rights of any person with regard to any Carolco Proprietary Right, except for such claims or threats which could not reasonably be expected to have a Material Adverse Effect on Carolco. To the knowledge of Carolco, no person is infringing the rights of Carolco with respect to any Carolco Proprietary Right that would have a Material Adverse Effect on Carolco. No lien, encumbrance or restriction with respect to any Carolco Proprietary Right has a Material Adverse Effect on Carolco, or so far as Carolco can now foresee could reasonably be expected to have a Material Adverse Effect on Carolco.

  Section 6.17 Environmental Matters. To the knowledge of Carolco, Carolco and each of its Subsidiaries are in compliance with all applicable Environmental Laws, except for violations of the Environmental Laws that could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on Carolco.

  Section 6.18 Taxes. Except as set forth in the CAROLCO LETTER or the Carolco SEC Documents: (a) each of Carolco and its Subsidiaries has timely filed all federal, state, local or foreign tax returns required to be filed by it (except for all such returns the failure of which timely filing would, individually or in the aggregate, not have a Material Adverse Effect on Carolco), and has paid (or Carolco has paid on its behalf) all taxes shown as due on the returns in respect of the periods covered by such returns; (b) there are no tax liens upon any property or assets of Carolco or any of its Subsidiaries which would have a Material Adverse Effect on Carolco, except liens for current taxes not yet due; (c) neither Carolco nor any of its Subsidiaries is delinquent in the payment of any material tax, assessment or governmental charge which would have a Material Adverse Effect on Carolco; (d) no deficiencies for any taxes have been proposed, asserted or assessed against Carolco or any of its Subsidiaries which would have a Material Adverse Effect on Carolco or its Subsidiaries, and no requests for waivers of the time to assess any such taxes are pending; and
(e) no audits of the tax returns of Carolco or any of its Subsidiaries are currently being conducted by a taxing authority, and neither Carolco nor its Subsidiaries have received any notices of pending or proposed audits from a taxing authority.

  Section 6.19 Foreign Corrupt Practices Act. To the best knowledge of the officers of Carolco, neither Carolco, any Subsidiary of Carolco nor any director, officer, agent, employee or other person associated with or acting on behalf of any of them has (i) used any corporate or other funds for unlawful contributions, payments, gifts or entertainment or made any unlawful expenditures relating to political activity, or made any direct or indirect unlawful payments to governmental officials or others or established or maintained any unlawful or unrecorded funds in violation of
Section 30A of the Exchange Act or (ii) accepted or received any unlawful contributions, payments, gifts or expenditures. Carolco is in compliance in all material respects with the provisions of Section 13(b) of the Exchange Act and to the best knowledge of the officers of Carolco, there is no failure of compliance with such provisions.

  Section 6.20 Brokers. No broker, investment banker or other person, other than Seidler or Daniels & Associates, the fees and expenses of which will be paid by Carolco in accordance with Carolco's written agreement with Seidler and Daniels & Associates (copies of which have been delivered by Carolco to LIVE prior to the date hereof), is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Carolco.

  Section 6.21 Officers, Directors and Key Employees. The CAROLCO LETTER sets forth (i) the name and total compensation of each officer and director of Carolco; (ii) the name of each officer and director of any of Carolco's Subsidiaries; (iii) the name and total compensation of each other officer, director, employee, consultant, agent or other representative of Carolco or any of its Subsidiaries whose current annual rate of compensation (including bonuses and commissions) exceeds $150,000; (iv) all wage or salary increases or bonuses received by the persons identified in
Section 6.21(i) and (iii) ("Significant Carolco Employees") since December 31, 1993, and any accrual for or commitment or agreement by Carolco or any of its Subsidiaries to pay such increases or bonuses; and
(v) a notation with respect to each of such Significant Carolco Employees, whether they have an employment agreement with Carolco or any of its Subsidiaries and, if so, the date and term of such agreement. Except as set forth in the CAROLCO LETTER, (x) to the knowledge of Carolco or any of its Subsidiaries, none of such Significant Carolco Employees has made a threat to Carolco or any of its Subsidiaries or to any of their officers or directors to cancel or otherwise terminate such Significant Carolco Employee's relationship with Carolco or any of its Subsidiaries and (y) none of such Significant Carolco Employees have "change of control" clauses or agreements with Carolco or any of its Subsidiaries (or similar clauses or agreements permitting such Significant Carolco Employees to terminate their employment relationship with Carolco or any of its Subsidiaries) that would be triggered by the Merger which have not been waived on the date hereof.

  Section 6.22 State Takeover Statutes. Neither Section 203 of the DGCL nor any other "fair price," "moratorium," "control share acquisition" or other state takeover statute or similar statute or regulation applies to the Merger by virtue of Carolco engaging in the transactions contemplated hereby.

  Section 6.23 Insurance. Carolco and each of its Subsidiaries have been and are insured by financially sound and reputable insurers with respect to their properties and the conduct of their business in such amounts and against such risks as are reasonable in relation to their respective businesses, and each will use its best efforts to maintain such insurance. Such insurance is in full force and effect and no notice of cancellation or termination has been received with respect to any of said insurance. Except as disclosed in the CAROLCO LETTER, there are no claims pending thereunder except where such claim would not, individually or in the aggregate, have a Material Adverse Effect on Carolco.

  Section 6.24   Title  to Properties  and  Related Matters.   Except  with
respect to the Carolco Proprietary Rights, Carolco and each of its Subsidiaries have good and marketable title (or valid and subsisting leasehold interests) to all of the personal properties and assets (tangible and intangible) and the real properties utilized in their businesses or reflected in the Carolco SEC Documents or acquired after the date thereof (other than properties sold or otherwise disposed of in the ordinary course of business) which are material to them, free and clear of all title defects, liens, encumbrances and restrictions, except (i) as reflected in the Carolco SEC Documents, (ii) to the extent not described in clause (i), those described in the CAROLCO LETTER, (iii) to the extent not described in clause (i), statutory liens not yet due or delinquent or the validity of which are being contested or litigated in good faith by appropriate proceedings and for which Carolco has set aside on its books reserves that are adequate with respect thereto; and (iv) liens, encumbrances, covenants, rights of way, building or use restrictions, easements, exceptions, variances, reservations and other matters or limitations of any kind, if any, which, when considered together with the liens described in clauses
(i), (ii) and (iii), do not have a Material Adverse Effect on Carolco's business or operations. All properties of Carolco and each of its Subsidiaries are reflected in the Carolco SEC Documents in the manner and to the extent required by generally accepted accounting principles consistently applied. Neither the whole nor any portion of the leaseholds or any other assets of Carolco or any of its Subsidiaries is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor to the knowledge of Carolco or any of its Subsidiaries has any such condemnation, expropriation or taking been proposed, which would have a Material Adverse Effect on Carolco and its Subsidiaries taken as a whole.

  Section 6.25 Accuracy of Carolco Disclosure. Neither this Agreement, nor any document or other paper furnished (or to be furnished pursuant hereto at the Closing) by or on behalf of Carolco to LIVE pursuant to this Agreement or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements made, in the context in which made, not false or misleading. There is no fact that Carolco has not disclosed to LIVE in writing that has a Material Adverse Effect on Carolco or so far as Carolco can now foresee will have a Material Adverse Effect on Carolco or on the ability of Carolco to perform this Agreement.

                                 ARTICLE 7

                REPRESENTATIONS AND WARRANTIES REGARDING CAC

       LIVE and CAC jointly and severally represent and warrant to Carolco as follows:

  Section 7.1 Organization and Standing. CAC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. CAC was organized solely for the purpose of engaging in the transactions contemplated by this Agreement and has not engaged in any business or entered into any agreements since it was incorporated which is not in connection with this Agreement, has not incurred any liabilities since it was incorporated, and (except as set forth in the LIVE LETTER) does not own any properties.

  Section 7.2 Capital Structure. As of the date of this Agreement, the authorized capital stock of CAC consists of one share of CAC Common Stock, which is validly issued and outstanding, fully paid and nonassessable. As of the date of this Agreement, except for this Agreement, there are no options, warrants, rights, commitments, agreements, arrangements or undertakings of any kind to which CAC is a party or by which it is bound relating to the issuance of any capital stock or other voting securities of CAC or any securities convertible into or exchangeable for any capital stock or other voting securities of CAC, or any options, warrants or other rights to purchase capital stock or other voting securities of CAC.

  Section 7.3    Authority.

       (a) CAC has all requisite corporate power and authority to enter into and execute this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the performance by CAC of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by its Board of Directors and LIVE as its sole stockholder, and no other corporate proceedings on the part of CAC are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by CAC and (assuming the due authorization, execution and delivery hereof by Carolco) constitutes a valid and binding obligation of CAC enforceable against CAC in accordance with its terms, except (i) as such obligation may be affected by bankruptcy, insolvency, reorganization, moratorium or similar laws, or by equitable principles relating to or limiting creditors' rights generally, and (ii) that the remedies of specific performance, injunction and other forms of equitable relief are subject to certain tests of equity jurisdiction, equitable defenses and the discretion of the court before which any proceeding therefor may be brought.

       (b) The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby in compliance with the provisions hereof will not, breach, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under or result in or give rise to a right of termination, cancellation or acceleration of any liability or obligation or to the loss of a material benefit under, any provision of the Certificate of Incorporation or Bylaws of CAC, true and complete copies of which as of the date hereof have been delivered to Carolco.

                                 ARTICLE 8

                 COVENANTS RELATING TO CONDUCT OF BUSINESS

  Section 8.1    Conduct of Business by LIVE Pending the Merger.

       (a) Ordinary Course. During the period from the date of this Agreement through the Effective Date or earlier termination of this Agreement, LIVE shall, and shall cause its Subsidiaries to, in all material respects carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent therewith, use all reasonable best efforts to preserve intact their current business organizations, keep available the services of their current officers and employees necessary to its business and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their goodwill and ongoing businesses shall be unimpaired at the Effective Date. Without limiting the generality of the foregoing, and, except as otherwise expressly contemplated by this Agreement, LIVE shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Carolco or except as disclosed in the LIVE LETTER:

            (i) (A) declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions in respect of, any of its capital stock, except for dividends from Subsidiaries to LIVE, and except for dividends declared, set aside or paid with respect to the LIVE Series B Preferred Stock and LIVE Series C Preferred Stock in accordance with their current terms;

                 (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock;

                 (C) purchase, redeem or otherwise acquire any shares of capital stock of LIVE or any other debt or equity securities thereof or any rights, warrants or options to acquire any such shares or other securities, except that LIVE may, before the Effective Date, redeem all outstanding shares of the LIVE Series B Preferred Stock as contemplated in Section 10.2(e) herein, and except that LIVE may, before the Effective Date, redeem or repay up to $6,000,000, in aggregate, of its $37,000,000, in aggregate, 12% Senior Subordinated Secured Notes due 1994 ("LIVE 12% Notes");

                 (D) amend the terms of any LIVE capital stock or any other securities of LIVE, except as contemplated herein.

            (ii) issue, deliver, sell, pledge, dispose of or otherwise encumber (or propose to do any of the foregoing) any shares of its capital stock, any other voting securities or equity equivalent or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities or equity equivalent (other than, in the case of LIVE, the issuance of LIVE Common Stock or LIVE Series A Common Stock during the period from the date of this Agreement through the Effective Date upon the exercise of existing LIVE stock options or warrants or conversion of LIVE Series B Preferred Stock or LIVE Series C Preferred Stock outstanding on the date of this Agreement in accordance with their current terms, and actions with respect to the LIVE Rights in accordance with their current terms);

            (iii) other than as provided herein or contemplated hereby, amend the Restated Certificate of Incorporation of LIVE or Bylaws of LIVE or comparable charter or organizational documents of any of its Subsidiaries;

            (iv) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets, in each case that are material, individually or in the aggregate, to LIVE and its Subsidiaries taken as a whole or which would make it impossible or a violation of applicable laws, rules or regulations for Carolco to effect the Merger;

            (v) except with respect to plans previously disclosed to Carolco with respect to Strawberries and VCL, sell, lease, assign or otherwise dispose of or agree to sell, lease, assign or otherwise dispose of any of its assets that are material, individually or in the aggregate, to LIVE and its Subsidiaries taken as a whole or which would make it impossible or a violation of applicable laws, rules or regulations for Carolco to effect the Merger;

            (vi) except as permitted in Section 10.2(f) hereof, incur any indebtedness (as defined in Section 5.13(a)).

            (vii) make or incur any capital expenditure or expenditures exceeding $100,000 in the aggregate, other than in the ordinary course of business consistent with past practice;

            (viii)    except as  disclosed in the LIVE  SEC Documents, pay,
  discharge or satisfy any material claims, litigation, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities (a) reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of LIVE included in LIVE SEC Documents or (b) incurred in the ordinary course of business consistent with past practice;

            (ix) take any action with respect to the grant of any severance or termination pay to any director, officer or employee of LIVE or any of its Subsidiaries or with respect to any increase of benefits payable under its severance or termination pay practices in effect on the date hereof, except for actions involving expenditures by LIVE or any of its Subsidiaries of (a) individually, no more than $100,000 in excess of the amount of compensation that would have been paid during the remainder of the term had the contract not been terminated, or (b) in the aggregate, no more than $500,000 in excess of the amount of compensation that would have been paid during the remainder of the term of all terminated contracts had they not been terminated;

            (x) except as may be required by law or this Agreement, enter into, adopt or increase in any material manner the benefits payable under any bonus, profit sharing, compensation, termination, stock option, stock appreciation right, restricted stock, performance unit, pension, retirement, deferred compensation, employment, severance or other employee benefit agreements, trusts, plans, funds or other arrangements for the benefit or welfare of any director, officer or employee, or (except for increases in the ordinary course of business consistent with past practice) increase in any manner the compensation or fringe benefits of any director or officer or pay any benefit not required by any existing plan and arrangement (including the granting of stock options, stock appreciation rights, shares of restricted stock or performance units) or enter into any contract, agreement, commitment or arrangement to do any of the foregoing;

            (xi) except as may be required as a result of a change in law or in generally accepted accounting principles, change any of the accounting principles or practices used by it;

            (xii) write down the value of any inventory or write off as uncollectible any notes or accounts receivable, except with respect to plans previously disclosed to Carolco with respect to Strawberries and VCL and except for immaterial write-downs and write-offs in the ordinary course of business and consistent with past practice;

            (xiii) dispose of or permit to lapse any LIVE Proprietary Rights or disclose to any person any LIVE Proprietary Rights except where such disposal, lapse or disclosure would not, individually or in the aggregate, have a Material Adverse Effect on LIVE;

            (xiv) pay, loan or advance any amount to, or sell, transfer or lease any properties or assets to, or enter into any agreement or arrangement with, any of its officers or directors or any affiliate thereof, except pursuant to existing agreements with such persons, except for directors' fees and compensation to officers at rates not exceeding the rates of compensation paid during the six-month period ended December 31, 1993, or except for transactions in the ordinary course of business, or except as disclosed in the LIVE SEC Documents or except as otherwise permitted or contemplated hereunder; or

            (xv) enter   into  any   contract,  agreement,   commitment  or
  arrangement with respect to any of the foregoing.

       (b) No Default. Other than with Carolco's prior written consent or as disclosed in the LIVE LETTER, neither LIVE nor any of its Subsidiaries shall do any act or omit to do any act, or knowingly permit any act or omission to act, which will cause a breach of any material contract or commitment of LIVE or any of its Subsidiaries, except for such breaches (other than of the provisions of this Agreement) as would not, individually or in the aggregate, have a Material Adverse Effect on LIVE.

       (c) Compliance with Laws. LIVE and each of its Subsidiaries shall duly comply with all laws applicable to it and its properties, operations, business and employees, except where the breach thereof would not, individually or in the aggregate, have a Material Adverse Effect on LIVE.

       (d) Tax Returns. LIVE and each of its Subsidiaries shall prepare, file and pay amounts shown as due on all federal, state, local and foreign tax returns and amendments thereto required to be filed by it, except that the failure to file those state, local or foreign returns which individually or in the aggregate would not have a Material Adverse Effect on LIVE shall not be deemed a breach of this Section 8.1(d).

       (e) Other Actions. LIVE shall not, and shall not permit any of its Subsidiaries to, take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of LIVE or CAC set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect or (iii) any of the conditions set forth in Article 10 not being satisfied.

       (f) Advice of Changes; SEC Filings. LIVE shall promptly advise Carolco in writing of any change or event having, or which, insofar as can reasonably be foreseen, would have, a Material Adverse Effect on LIVE without regard to whether such change or event would be permitted hereunder. LIVE shall promptly advise Seidler in writing of any change or event or any other information which would materially impact the Seidler Fairness Opinion including material write-downs, litigation or changes in financial condition or capitalization without regard to whether such change or event would be permitted hereunder. LIVE shall promptly provide Carolco (or its counsel) with copies of all filings made by LIVE or CAC with the SEC or any other Governmental Entity in connection with this Agreement and the transactions contemplated hereby and thereby.

  Section 8.2    Conduct of Business by Carolco Pending the Merger.

       (a) Ordinary Course. During the period from the date of this Agreement through the Effective Date or earlier termination of this Agreement, Carolco shall, and shall cause its Subsidiaries to, in all material respects carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent therewith, use all reasonable best efforts to preserve intact their current business organizations, keep available the services of their current officers and employees necessary to its business and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their goodwill and ongoing businesses shall be unimpaired at the Effective Date. Without limiting the generality of the foregoing, and, except as otherwise expressly contemplated by this Agreement, Carolco shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of LIVE or except as disclosed in the CAROLCO LETTER:

            (i) (A) declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions in respect of, any of its capital stock, except for dividends from Subsidiaries to Carolco, and except for payment-in-kind dividends declared, set aside or paid on the Carolco Series A Preferred Stock,

                 (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of, or in substitution for shares of its capital stock,

                 (C) purchase, redeem or otherwise acquire any shares of capital stock of Carolco or any of its Subsidiaries or any other debt or equity securities thereof or any rights, warrants or options to acquire any such shares or other securities, or

                 (D) amend the terms of any Carolco capital stock or any other securities of Carolco.

            (ii) issue, deliver, sell, pledge, dispose of or otherwise encumber (or propose to do any of the foregoing) any shares of its capital stock, any other voting securities or equity equivalent or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities or equity equivalent (other than, in the case of Carolco, the issuance of Carolco Common Stock during the period from the date of this Agreement through the Effective Date upon the exercise of existing Carolco stock options or warrants, the conversion of Carolco Series A Preferred Stock, the Carolco 5% Notes or the Carolco 7% Notes in accordance with their current terms or the issuance of Pay-Per-View Shares during the period from the date of this Agreement through the Effective Date);

            (iii) other than as provided herein, amend the Restated Certificate of Incorporation of Carolco or Restated Bylaws of Carolco or comparable charter or organizational documents of any of its Subsidiaries;

            (iv) enter   into  any   contract,  agreement,   commitment  or
  arrangement with respect to United States and Canadian video rights;

            (v) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets, in each case that are material, individually or in the aggregate, to Carolco and its Subsidiaries taken as a whole or which would make it impossible or a violation of applicable laws, rules or regulations for LIVE to effect the Merger;

            (vi) sell, lease, assign or otherwise dispose of or agree to sell, lease, assign or otherwise dispose of any of its assets that are material, individually or in the aggregate, to Carolco and its Subsidiaries taken as a whole or which would make it impossible or a violation of applicable laws, rules or regulations for LIVE to effect the Merger;

            (vii) incur any indebtedness (as defined in Section 5.13(a)), except for indebtedness incurred in the ordinary course of business consistent with past practice; or make any material loans, advances or capital contributions to, or investments in, any other person, other than to any wholly-owned Subsidiary of Carolco; and other than loans, advances, capital contributions, and investments made in the ordinary course of business, consistent with past practice;

            (viii) make or incur any capital expenditure or expenditures exceeding $100,000 in the aggregate other than in the ordinary course of business consistent with past practice;

            (ix) except  as disclosed  in the  Carolco SEC  Documents, pay, discharge or satisfy any material claims, litigation, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities (a) reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of Carolco included in Carolco SEC Documents or (b) incurred in the ordinary course of business consistent with past practice;

            (x) take any action with respect to the grant of any severance or termination pay to any director, officer or employee of Carolco or any of its Subsidiaries or with respect to any increase of benefits payable under its severance or termination pay practices in effect on the date hereof, except for actions involving expenditures by Carolco or any of its Subsidiaries of (a) individually, no more than $100,000 in excess of the amount of compensation that would have been paid during the remainder of the term had the contract not been terminated, or (b) in the aggregate, no more than $500,000 in excess of the amount of compensation that would have been paid during the remainder of the term of all terminated contracts had they not been terminated;

            (xi) except as may be required by law or this Agreement, enter into, adopt or increase in any material manner the benefits payable under any bonus, profit sharing, compensation, termination, stock option, stock appreciation right, restricted stock, performance unit, pension, retirement, deferred compensation, employment, severance or other employee benefit agreements, trusts, plans, funds or other arrangements for the benefit or welfare of any director, officer or employee, or (except for increases in the ordinary course of business consistent with past practice) increase in any manner the compensation or fringe benefits of any director or officer or pay any benefit not required by any existing plan and arrangement (including the granting of stock options, stock appreciation rights, shares of restricted stock or performance units) or enter into any contract, agreement, commitment or arrangement to do any of the foregoing;

            (xii) except as may be required as a result of a change in law or in generally accepted accounting principles, change any of the accounting principles or practices used by it;

            (xiii) write down the value of any inventory or write off as uncollectible any notes or accounts receivable, except for immaterial write-downs, and write-offs in the ordinary course of business and consistent with past practice;

            (xiv) dispose of or permit to lapse any Carolco Proprietary Rights or disclose to any person any Carolco Proprietary Rights except where such disposal, lapse or disclosure would not, individually or in the aggregate, have a Material Adverse Effect on Carolco;

            (xv) pay, loan or advance any amount to, or sell, transfer or lease any properties or assets to, or enter into any agreement or arrangement with, any of its officers or directors or any affiliate thereof, except pursuant to existing agreements with such persons, except for directors' fees and compensation to officers at rates not exceeding the rates of compensation paid during the six-month period ended December 31, 1993, or except for transactions in the ordinary course of business or except as otherwise permitted or contemplated hereunder; or

            (xvi) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing.

       (b) No Default. Other than with LIVE's prior written consent or as disclosed in the CAROLCO LETTER, neither Carolco nor any of its Subsidiaries shall do any act or omit to do any act, or knowingly permit any act or omission to act, which will cause a breach of any material contract or commitment of Carolco or any of its Subsidiaries, except for such breaches (other than of the provisions of this Agreement) as would not, individually or in the aggregate, have a Material Adverse Effect on Carolco.

       (c)  Compliance with  Laws.   Carolco and  each of  its Subsidiaries
shall duly comply with all laws applicable to it and its properties, operations, business and employees, except where the breach thereof would not, individually or in the aggregate, have a Material Adverse Effect on Carolco.

       (d) Tax Returns. Carolco and each of its Subsidiaries shall prepare, file and pay amounts shown as due on all federal, state, local and foreign tax returns and amendments thereto required to be filed by it, except that the failure to file those state, local or foreign returns which individually or in the aggregate would not have a Material Adverse Effect on Carolco shall not be deemed a breach of this Section 8.2(d).

       (e) Other Actions. Carolco shall not, and shall not permit any of its Subsidiaries to, take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of Carolco set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect, or (iii) any of the conditions set forth in Article 10 not being satisfied.

       (f) Advice of Changes; SEC Filings. Carolco shall promptly advise LIVE in writing of any change or event having, or which, insofar as can reasonably be foreseen, would have, a Material Adverse Effect on Carolco without regard to whether such change or event would be permitted hereunder. Carolco shall promptly advise Chemical in writing of any change or event or any other information which would materially impact the Chemical Fairness Opinion, including material write-downs, litigation or changes in financial condition or capitalization without regard to whether such change or event would be permitted hereunder. Carolco shall promptly provide LIVE (or its counsel) with copies of all filings made by Carolco with the SEC or any other Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

  Section 8.3 Competing Offers. Either LIVE or Carolco may accept a competing "takeover proposal" or "offer" if the Board of Directors of LIVE or Carolco, as the case may be, declare such "takeover proposal" or "offer" advisable, in the best interest of LIVE or Carolco, as the case may be, and that the terms, in the aggregate, of such "takeover proposal" or "offer" are better than the terms of the Merger as provided herein, provided, however, that LIVE or Carolco, as the case may be, shall pay the costs and expenses incurred in connection with the Merger in accordance with Section
9.7 hereof. In the case of Carolco, "takeover proposal" or "offer" shall mean any proposal or offer, other than a proposal or offer by LIVE or any of its affiliates, for a tender or exchange offer, a merger, consolidation or other business combination involving Carolco or any Subsidiary of Carolco or any proposal to acquire in any manner all or a substantial equity interest in, or all or a substantial portion of the assets of, Carolco or any of its Subsidiaries other than the transactions contemplated by this Agreement. In the case of LIVE, "takeover proposal" or "offer" shall mean any proposal or offer, other than a proposal or offer by Carolco or any of its affiliates, for a tender or exchange offer, a merger, consolidation or other business combination involving LIVE or any
Subsidiary of LIVE (other than Strawberries or VCL) or any proposal to acquire in any manner all or a substantial equity interest in, or all or a substantial portion of the assets of, LIVE or any of its Subsidiaries (other than Strawberries or VCL) other than the transactions contemplated by this Agreement. Nothing herein shall prevent LIVE from selling all or any part of its Strawberries or VCL subsidiaries on terms previously disclosed to Carolco or otherwise acceptable to Carolco.

  Section 8.4 Reorganization. During the period from the date of this Agreement through the Effective Date, unless the other parties hereto shall otherwise agree in writing, none of LIVE, CAC, any other Subsidiary of LIVE, Carolco nor any Subsidiary of Carolco shall knowingly take or fail to take any action which action or failure to act would jeopardize qualification of the Merger as a tax free reorganization under the Code.

  Section 8.5 Conduct of Business of CAC Pending the Merger. During the period from the date of this Agreement through the Effective Date, CAC shall not engage in any activities of any nature except as provided in or contemplated by this Agreement.

  Section 8.6 Update of LIVE LETTER and CAROLCO LETTER. LIVE will update the LIVE LETTER and Carolco will update the CAROLCO LETTER (the CAROLCO LETTER and the LIVE LETTER are sometimes referred to herein collectively as the "Letters" and individually as a "Letter") from time to time hereafter until the Closing, including as of the date of the mailing of the Proxy Statement and as of the date of the Closing, to the extent any information disclosed on such Letters requires updating because of a change in facts or circumstances, and to the extent any new information that would have been included in either of such Letters on the date hereof had such information existed or been known on the date hereof later comes to the knowledge of LIVE or Carolco, as the case may be. The update of such Letters shall not modify or add additional exceptions to representations, warranties or covenants contained herein; any updating of the LIVE LETTER or CAROLCO LETTER which subsequently makes materially inaccurate as of the date of this Agreement any representation or warranty that is qualified as to materiality, or makes inaccurate as of the date of this Agreement any representation or warranty that is not qualified as to materiality, shall be deemed a material breach of this Agreement by the party whose representation or warranty was so made inaccurate; and neither party shall, by any update of its respective Letter, be relieved from the conditions set forth in Sections 10.2(a) and 10.2(b) and 10.3(a) and 10.3(b) concerning the truth and correctness of such parties' respective representations and warranties contained herein on and as of the Effective Date.

  Section 8.7 Bringdown of Fairness Opinion. LIVE will request that Chemical confirm the Chemical Fairness Opinion and Carolco will request that Seidler confirm the Seidler Fairness Opinion each as of the day immediately preceding the Effective Date without any material change in any conclusions or opinions contained therein.


                                 ARTICLE 9

                           ADDITIONAL AGREEMENTS

  Section 9.1    Carolco and LIVE Stockholder Approvals.

       (a) Carolco shall promptly call a meeting of its stockholders (the "Carolco Stockholder Meeting") for the purpose of voting upon this Agreement and the transactions contemplated hereby and, subject to the fiduciary duties of Carolco's Board of Directors under applicable law, shall use its best efforts to obtain stockholder approval of this Agreement and the transactions contemplated hereby. The Carolco Stockholder Meeting shall be held as soon as practicable following the date upon which the Registration Statement becomes effective and Carolco will, through its Board of Directors but subject to the fiduciary duties of its Board of Directors under applicable law as advised in writing by outside counsel, recommend to its stockholders the approval of this Agreement and the transactions contemplated hereby and not rescind its declaration that the Merger is advisable. This Agreement and the transactions contemplated hereby shall be approved on behalf of Carolco's stockholders if (i) holders of at least a majority of the combined voting power with respect to Carolco's voting securities entitled to vote and present at the Carolco Stockholder Meeting (other than the Carolco Investors) vote in favor of this Agreement and the transaction contemplated hereby, (ii) holders of at least a majority of the combined voting power with respect to Carolco's voting securities entitled to vote at the Carolco Stockholder Meeting (including the Carolco Investors) vote in favor of this Agreement and the transactions contemplated hereby, and (iii) holders of 100% of the Carolco Series A Preferred Stock, voting as a class, vote in favor of this Agreement and the transactions contemplated hereby.

       (b) LIVE shall promptly call a meeting of its stockholders (the "LIVE Stockholder Meeting" and, together with Carolco Stockholder Meeting, the "Stockholder Meetings") for the purpose of voting upon this Agreement and the transactions contemplated hereby, including the amendments to the Restated Certificate of Incorporation of LIVE referred to in Article 3 above, the issuance of LIVE Common Stock and LIVE Series D Preferred Stock in connection with the Merger, and taking such other actions as are reasonably required to consummate the Merger and, subject to the fiduciary duties of LIVE's Board of Directors under applicable law, shall use its best efforts to obtain stockholder approval of such issuance and action. The LIVE Stockholder Meeting shall be on the date of the Carolco Stockholder Meeting or, if such date is not practicable, on the closest date practicable. LIVE will, through its Board of Directors but subject to the fiduciary duties of its Board of Directors under applicable law as advised in writing by outside counsel, recommend to its stockholders the approval of this Agreement and the transactions contemplated hereby and not rescind its declaration that the Merger is advisable. This Agreement and the transactions contemplated hereby shall be approved on behalf of LIVE's stockholders if (i) holders of at least a majority of the combined voting power with respect to LIVE's voting securities entitled to vote and present at the LIVE Stockholder Meeting (other than the LIVE Investors) vote in favor of this Agreement and the transactions contemplated hereby, (ii) holders of at least 66-2/3% of the combined voting power with respect to LIVE's voting securities entitled to vote at the LIVE Stockholder Meeting (including the LIVE Investors) vote in favor of the Agreement and the transactions contemplated hereby and (iii) holders of 100% of the LIVE Series C Preferred Stock, voting as a class, vote in favor of the Agreement and the transactions contemplated hereby.

  Section 9.2    Registration Statement and Proxy Statement

       (a) LIVE and Carolco shall jointly prepare and file with the SEC as soon as practicable the Registration Statement and the Proxy Statement. The Registration Statement will provide for the registration of all shares of LIVE capital stock to be issued pursuant to the Merger, including without limitation, any shares of LIVE Common Stock underlying any LIVE Series D Preferred Stock to be issued pursuant to the Merger, any shares of LIVE Common Stock underlying any convertible debt of Carolco disclosed in the CAROLCO LETTER or herein, any shares of LIVE Common Stock underlying any warrants previously issued by Carolco as described herein or in the CAROLCO LETTER, and, as LIVE and Carolco mutually agree, any other security of LIVE. Each of LIVE and Carolco shall use all reasonable efforts to (i) have the Registration Statement declared effective by the SEC as soon as practicable and (ii) respond to and/or comply with any SEC staff comments on the Proxy Statement. LIVE shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under state blue sky or securities laws in connection with the issuance of the LIVE Common Stock and LIVE Series D Preferred Stock pursuant to the Merger and the exercise after the Effective Date of the New Stock Options issuable in respect of Carolco Stock Options as contemplated by Section 9.8. LIVE shall also prepare and timely file with the SEC one or more registration statements on Form S-8 for the purpose of registering the shares of LIVE Common Stock issuable after the Effective Date upon exercise of any Carolco Stock Options theretofore granted (collectively, the "Option Registration Statement"), and LIVE shall use its best efforts to cause the Option Registration Statement to become effective as soon as practicable after the Effective Date. LIVE and Carolco shall each furnish the other company all information concerning their respective companies and all such other information required for use in the Registration Statement, the Option Registration Statement and the Proxy Statement and both LIVE and Carolco shall each take such other action as the other company may reasonably request (and in the case of the Proxy Statement as required by the Exchange Act) in connection with the preparation of such Registration Statement, Option Registration Statement and Proxy Statement and the actions to be taken by LIVE pursuant to this
Section 9.2.

       (b) If at any time prior to the Effective Date any event with respect to LIVE or Carolco, their officers and directors or any of their Subsidiaries (including CAC) shall occur which is required at that time to be described in the Proxy Statement or the Registration Statement, the party with respect to whom the event occurs shall promptly notify the other party, and to the extent required by law, Carolco and LIVE will promptly file an amendment or supplement with the SEC and disseminate such amendment to the stockholders of LIVE and the stockholders of Carolco.

  Section 9.3    Amendment to Indentures.

       (a) LIVE Note Indenture. LIVE shall take all action necessary to amend the Indenture ("LIVE Increasing Rate Notes Indenture") governing its $40,000,000, in aggregate, Increasing Rate Secured Senior Subordinated Notes due 1999 ("LIVE Increasing Rate Notes"), in form, scope and substance and on terms set forth in Exhibit 9.3(a).

       (b) LIVE 12% Indenture. LIVE shall take all action necessary to amend the Indenture ("LIVE 12% Indenture") governing its $37,000,000, in aggregate, 12% Notes due 1994, in form, scope and substance and on terms set forth in Exhibit 9.3(b) and in accordance with the actions contemplated by Section 8.1(a)(i)(C) hereof with respect to the LIVE 12% Notes.

  Section 9.4 Listing Application. LIVE will use its best efforts to obtain, prior to the Effective Date, approval for listing the Shares of LIVE Common Stock registered pursuant to the Registration Statement on the New York Stock Exchange, upon official notice of issuance.

  Section 9.5 Access to Information. Each of the parties hereto shall, and shall cause each of their respective Subsidiaries to, afford to the other party and to such other party's accountants, counsel, financial advisers and other representatives, reasonable access, and permit them to make such inspections as they may reasonably require, during normal business hours during the period from the date of this Agreement through the Effective Date to all their respective properties, books, contracts, commitments and records and, during such periods, Carolco and LIVE, as the case may be, shall, and shall cause each of their respective Subsidiaries to, furnish promptly to LIVE or Carolco, as the case may be, all other information concerning its business, properties and personnel as LIVE or Carolco, as the case may be, may reasonably request. Except as required by law, each of LIVE and Carolco will hold, and will cause its affiliates, associates, agents and representatives to hold, any nonpublic information in confidence unless disclosure of such material is compelled by judicial or administrative process, or, in the reasonable opinion of LIVE's and Carolco's respective outside counsel, by other requirements of law (in which cases the party compelled to disclose shall give reasonable notice to the other party prior to making the compelled disclosure), until such time as such information becomes publicly available otherwise than through the actions of such person, and each of Carolco and LIVE shall use its best efforts to ensure that such affiliates, associates and representatives do not disclose such information to others without the prior written consent of Carolco or LIVE, as appropriate. In the event of termination of this Agreement for any reason, LIVE shall promptly return all documents containing nonpublic information so obtained from Carolco or any of its Subsidiaries and any copies made of such documents for LIVE, and Carolco shall promptly return all documents containing nonpublic information so obtained from LIVE or any of its Subsidiaries and any copies made of such documents for Carolco. No investigation pursuant to this Section 9.5 shall add to or subtract from any representations or warranties of Carolco or LIVE, as the case may be, or the conditions to the respective obligations of Carolco or LIVE or CAC to consummate the Merger. Nothing herein shall limit or release any of the confidentiality agreements previously entered in by the parties.

  Section 9.6 Affiliates. Prior to the Effective Date, Carolco and LIVE, after consultation with Gipson Hoffman & Pancione and Sidley & Austin, shall each cause to be prepared and delivered to the other a list (reasonably satisfactory to each other's counsel) identifying all persons who, at the time of the respective Stockholder Meetings, may be deemed to be "affiliates" of Carolco as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (the "Affiliates"). Carolco and LIVE, through its counsel, shall advise each such possible Affiliate of its obligations under Rule 145 with respect to shares of LIVE Common Stock issued to each such possible Affiliate pursuant to the Merger.

  Section 9.7 Fees and Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, except that the legal fees and expenses incurred in connection with printing and mailing the Registration Statement and related materials, the Option Registration Statement and the Proxy Statement will be shared equally by LIVE and Carolco, except that in the event this Agreement shall terminate by virtue of either of the provisions of subsections (b)(i) or (ii) or (c)(i) or (ii) of Section 11.1 hereof, then Carolco, in the case of subsection (b), and LIVE, in the case of subsection (c), shall reimburse the other party for all such legal fees and expenses. In the event this Agreement shall terminate by virtue of Subsection (d) of Section 11.1 hereof, then the party who accepts the "competing proposal" or "offer" shall reimburse the other party for all out-of-pocket expenses incurred by the other party in connection with the Merger through the date of termination of this Agreement.

  Section 9.8    Carolco Stock Options.

       (a) As of the Effective Date, LIVE shall assume (pursuant to an assumption agreement satisfactory to LIVE and Carolco) Carolco's obligations under the 1986 Non-Employee Stock Option Plan of Carolco and the 1986 Employee Stock Option Plan of Carolco (collectively, the "1986 Plan") and the 1989 Stock Option and Stock Appreciation Rights Plan of Carolco (the "1989 Plan") (the 1986 Plan and the 1989 Plan are sometimes referred to hereinafter collectively as the "Carolco Stock Plans"). Each option to purchase shares of Carolco Common Stock outstanding immediately prior to the Effective Date pursuant to the Carolco Stock Plans (a "Plan Option") shall become and represent an option to purchase that number of shares of LIVE Common Stock (a "New Stock Option") as the holder of such Plan Option would have been entitled to receive by virtue of the Merger had it exercised such Plan Option immediately prior to the Effective Date, at an exercise price per share equal to the exercise price per share of such Plan Option immediately prior to the Effective Date multiplied by the Exchange Ratio. After the Effective Date, except as provided in this
Section 9.8, each New Stock Option shall be exercisable upon the same terms and conditions as were applicable under the related Plan Option prior to the Effective Date.

       (b) All time elapsed since the grant of a Plan Option shall be credited to the applicable successor option for purposes of determining when such successor option vests.

       (c) In the event of any reclassification, stock split or stock dividend with respect to LIVE Common Stock (or if a record date with respect to any of the foregoing) should occur after the date of this Agreement and before the Effective Date, appropriate and proportionate adjustments shall be made in the exchange ratios for Plan Options.

       (d) After the Effective Date, LIVE shall grant no New Stock Options or Carolco stock appreciation rights under the Carolco Stock Plans as assumed by LIVE or any LIVE stock options or LIVE stock appreciation rights under LIVE's 1988 Stock Option and Stock Appreciation Rights Plan. After the Effective Date, LIVE may grant LIVE stock options or LIVE stock appreciation rights only pursuant to a 1994 Stock Option and Stock Appreciation Rights Plan for LIVE substantially in the form attached hereto as Exhibit 9.8(d) ("New Plan"), subject to approval of such New Plan by a majority of the voting power of LIVE entitled to vote and voting at the LIVE Stockholder Meeting.

  Section 9.9    Other Obligations of Carolco and LIVE.

       (a) As of the Effective Date, LIVE shall assume (pursuant to an assumption agreement in the form of Exhibit 9.9(a) hereto) each of Carolco's obligations under that certain Employment Agreement dated as of August 10, 1994, by and between Carolco and Mario Kassar. The agreement of LIVE under this Section 9.9(a) is also made for the benefit of Mario Kassar, who is intended to be, and hereby expressly is constituted, a third party beneficiary of such agreement.

       (b) As of the Effective Date, LIVE shall become co-obligor with Carolco (pursuant to an amendment to the Indenture dated as of October 20, 1993, by and between Carolco and First Trust of California, National Association, as Indenture Trustee, governing the Carolco 5% Notes in the form of Exhibit 9.9(b) hereto ("Amended and Restated Carolco 5% Indenture")), with respect to certain of Carolco's obligations with respect to the Carolco 5% Notes.

       (c) As of the Effective Date, LIVE shall become co-obligor with Carolco (pursuant to an amendment to the Standby Purchase and Investment Agreement dated as of July 29, 1993, by and among Carolco, Cinepole, Le Studio Canal+, RCS, Pioneer and Tele-Communications, Inc. in the form of
Exhibit 9.9(c) hereto ("Amended and Restated Standby Purchase and Investment Agreement")) with respect to certain of Carolco's obligations with respect to the Carolco 7% Notes.
       (d)  As  of the  Effective Date,  LIVE, Carolco  and American  Stock
Transfer & Trust Company shall have entered into that certain First Supplemental Indenture in the form of Exhibit 9.9(d) hereto with respect to the Indenture governing the 11.5%/10% Reducing Rate Senior Notes of Carolco (the "Carolco 11.5%/10% Notes").

       (e) As of the Effective Date, LIVE, Carolco and American Stock Transfer & Trust Company shall have entered into that certain First Supplemental Indenture in the form of Exhibit 9.9(e) hereto with respect to the Indenture governing the 13%/12% Reducing Rate Senior Subordinated Notes of Carolco (the "Carolco 13%/12% Notes").

       (f) As of the Effective Date, LIVE, Carolco and IBJ Schroder Bank & Trust Company shall have entered into that certain First Supplemental Indenture in the form of Exhibit 9.9(f) hereto with respect to the Amended and Restated Indenture governing the 13% Senior Subordinated Notes of Carolco (the "Carolco 13% Notes").

       (g) As of the Effective Date, LIVE shall become a party (pursuant to an assumption agreement in the form of Exhibit 9.9(g) hereto to that certain Domestic Output Agreement dated as of May 1, 1993 by and between Carolco and Metro-Goldwyn-Mayer Inc. ("MGM") and with respect to that certain Confidential Draft Term Sheet dated as of April 23, 1993 by and between Carolco and MGM (together, the "MGM Distribution Agreements").

       (h) As of the Effective Date, LIVE (as Carolco Entertainment Inc.) shall become a party (pursuant to an assumption agreement in the form of Exhibit 9.9(h) hereto) to that certain Output Agreement dated as of May 8, 1991, by and between RCS Video Services Antilles N.V. and Carolco International Inc. (formerly known as Carolco International N.V.), as amended and to that certain Inducement Letter dated as of May 8, 1991, by and among RCS Video Services Antilles N.V., Carolco, Carolco International Inc. (formerly known as Carolco International N.V.), RCS Editori SpA and RCS International Communications N.V.

       (i) As of the Effective Date, LIVE (as Carolco Entertainment Inc.) shall become a party (pursuant to an assumption agreement in the form of Exhibit 9.9(i) hereto) to that certain First Refusal Agreement dated effective as of October 30, 1991, by and between Carolco and Le Studio Canal+ S.A. and agreed to by Carolco International Inc. (formerly known as Carolco International N.V.).

       (j) As of the Effective Date, LIVE (as Carolco Entertainment Inc.) shall become a party (pursuant to an assumption agreement in the form of Exhibit 9.9(j) hereto) to that certain Ancillary Agreement Concerning Japan and Laser Disc Rights of Pioneer, dated as of July 3, 1990 by and between Carolco and Pioneer and agreed to by Carolco International Inc. (formerly known as Carolco International N.V.) and LIVE.

  Section 9.10 Registration Rights. After the Effective Date, all registration rights in favor of the LIVE Investors with respect to any equity securities of LIVE (other than the LIVE Series C Preferred Stock and the LIVE Common Stock underlying such LIVE Series C Preferred Stock, as to which the registration rights agreement currently in effect with respect thereto shall continue to remain in full force and effect after the Effective Date) held by them as of the Effective Date, or in favor of the Carolco Investors (other than New Carolco Investments B.V.) with respect to any equity securities of Carolco held by them as of the Effective Date, shall be cancelled and replaced by a registration rights agreement (the "New Carolco Entertainment Inc. Registration Rights Agreement") substantially in the form of Exhibit 9.10 hereto.

  Section 9.11   Best  Efforts.    Upon  the   terms  and  subject  to  the
conditions set forth in this Agreement, and further subject to the fiduciary obligations of the respective Boards of Directors of LIVE, CAC and Carolco under applicable law as advised in writing by outside counsel, each of the parties agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger, and the other transactions contemplated by this Agreement, including (a) the obtaining of all necessary actions or non-actions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (b) the obtaining of all necessary consents, approvals or waivers from third parties including those entities identified in the LIVE LETTER and the CAROLCO LETTER, (c) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement, or the consummation of the transactions contemplated hereby and thereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (d) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement. Copies of all third-party consents obtained hereunder by LIVE (or any of its Subsidiaries) or Carolco (or any of its Subsidiaries) shall be provided to LIVE or Carolco, respectively, promptly after any such consent is obtained. In case at any time after the Effective Date any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of LIVE, Carolco or CAC shall take all such necessary action.

  Section 9.12 Public Announcements. LIVE and CAC, on the one hand, and Carolco, on the other hand, will consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law. Nothing herein shall limit or release any of the confidentiality agreements previously entered into by the parties.

  Section 9.13 State Takeover Laws. If any "fair price" or "control share acquisition" statute or other similar statute or regulation is or shall become applicable to the transactions contemplated hereby, Carolco and the members of the Board of Directors of Carolco and LIVE and the members of the Board of Directors of LIVE shall use their best efforts to grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to minimize the effects of such statute or regulation on the transactions contemplated hereby.

  Section 9.14 Indemnification. LIVE and CAC agree that all rights to indemnification from Carolco for acts or omissions occurring prior to the Effective Date now existing shall continue in full force and effect, as obligations of the Surviving Corporation, in accordance with their terms. LIVE will provide, or cause the Surviving Corporation to provide, for a period of not less than seven years from the Effective Date, Carolco's current directors and officers an insurance and indemnification policy that provides coverage for events occurring prior to the Effective Date (the "D&O Insurance") that is no less favorable to them than Carolco's existing policy or, if substantially equivalent insurance coverage is unavailable or is only available on terms which LIVE believes are not commercially reasonable, the best available coverage. At and after the Effective Date, LIVE shall indemnify, defend and hold harmless each person who is now or has been at any time prior to the date hereof or who becomes prior to the Effective Date an officer, director, employee, agent or representative of Carolco or any of its Subsidiaries and all defendants in their capacity as such in the same manner and to the same extent required by the Restated Certificate of Incorporation of Carolco and the Restated Bylaws of Carolco and/or the comparable charter or organizational documents of any of its Subsidiaries as of the date hereof and in the same manner and to the same extent required by any Indemnity Agreements existing as of the date hereof between Carolco or any of its Subsidiaries whereby Carolco or any of its Subsidiaries has agreed to indemnify, defend or hold harmless any officers, directors, employees or agents thereof (a list of such indemnity agreements is included in the CAROLCO LETTER).

  Section 9.15   [Intentionally Deleted.]

  Section 9.16   [Intentionally Deleted.]

  Section 9.17   LIVE Rights.   In satisfaction of  Section 10.2(i) hereof,
before the Effective Date LIVE will take all actions necessary to terminate the existing LIVE Rights Agreement and cancel all outstanding LIVE Rights.

  Section 9.18 Continuation of Business or Business Assets. After the Effective Date, LIVE will continue at least one significant historic business line of Carolco or use at least a significant portion of Carolco's historic business assets in a business, in each case within the meaning of Treasury Regulation Section 1.368-1(d).


                                 ARTICLE 10

                            CONDITIONS PRECEDENT

  Section 10.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Date of the following conditions:

       (a) Stockholder Approvals. (i) This Agreement and the transactions contemplated hereby shall have been approved by the requisite vote of the holders of Carolco capital stock as set forth in Section 9.1 above and (ii) this Agreement and the transactions contemplated hereby, including the issuance of LIVE Common Stock and LIVE Series D Preferred Stock pursuant to the Merger, the amendments to the Restated Certificate of Incorporation of LIVE and related matters shall have been approved by the requisite vote of the holders of LIVE capital stock as set forth in Section 9.1 above.

       (b) Bringdown of Fairness Opinions. The Chemical Fairness Opinion and the Seidler Fairness Opinion shall have been confirmed as of the date immediately preceding the Effective Date without any material change in any conclusions or opinions contained therein.

       (c) Registration Statements. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and remain in effect and no proceedings for such purpose shall be pending before the SEC.

       (d) Stock Exchange Listing. The shares of LIVE Common Stock registered pursuant to the Registration Statement shall be approved for listing on the New York Stock Exchange, upon official notice of issuance, or on such other principal United States trading market (whether a stock exchange or the National Association of Securities Dealers Automated Quotation System) as the LIVE Common Stock is listed immediately prior to the Effective Date or as the parties may mutually agree.

       (e) Reorganization. Each of Carolco and LIVE shall be reasonably satisfied that none of Carolco, LIVE and CAC will recognize material taxable gain as a result of the Merger and that its stockholders will not recognize any taxable gain as a result of the Merger.

       (f)  Adequate   Financing   Commitments.       Aggregate   financing
commitments shall have been received by Carolco and LIVE, the terms of which shall be set out more fully on Exhibit 10.1(f) hereto.

       (g) No Material Adverse Change. There shall not have occurred any change or development in or affecting the assets, liabilities, business, operations, condition (financial or other) or prospects of Carolco or LIVE which, in the aggregate, could be reasonably expected to have a Material Adverse Effect on such party, except for (i) such changes at LIVE with respect to plans previously disclosed to Carolco with respect to Strawberries and VCL, or (ii) such changes resulting from facts disclosed as of the date of the Merger Agreement in the CAROLCO LETTER or Carolco SEC Documents or the LIVE LETTER or LIVE SEC Documents, as the case may be.

       (h) Governmental Approvals. All consents and approvals of, and notices to and filings with, any governmental authority or agency as are required in connection with the consummation of the Merger and the transactions contemplated hereby shall have been obtained, given and made, and all waiting periods, if any, applicable to the consummation of the Merger imposed by any applicable law, rule or regulation (including, but not limited to, the HSR Act) shall have expired without any action, proceeding or investigation being commenced or threatened which seeks to enjoin or delay consummation of the Merger or to impose any material restrictions or onerous requirements on Carolco, LIVE or their respective stockholders.

       (i) Third Party Consents. All consents and approvals of, and notices to and filings with, any non-governmental persons required in connection with the consummation of the Merger and the transactions contemplated hereby shall have been obtained, given or made, except for any thereof which, if not obtained, given or made would not, in the aggregate, have a Material Adverse Effect on the ability of any party to consummate the transactions contemplated hereby or on the assets, liabilities, business, operations, condition (financial or other) or prospects of any party or any of its direct or indirect subsidiaries.

       (j) No Order. No Governmental Entity or court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of preventing the consummation of the Merger or making the transactions contemplated hereby illegal (each party hereto agreeing to use its best efforts to have any such order, injunction or the like lifted or waived).

       (k) Approval of Counsel to Carolco and LIVE. All actions, proceedings, instruments and documents required to carry out the transactions contemplated hereby or incidental hereto and all other related legal matters shall be reasonably satisfactory to and approved by counsel for each of Carolco and LIVE and such counsel shall have been furnished with such certified copies of such corporate actions and proceedings and such other instruments and documents as it shall have reasonably requested.

       (l)  Registration  Rights.   The Carolco  Investors (other  than New
Carolco Investments B.V.) and the LIVE Investors shall have entered into the registration rights agreement contemplated in Section 9.10 hereof.

       (m) Amended and Restated Certificate of Incorporation of LIVE. The Amended and Restated Certificate of Incorporation of LIVE shall have been filed with the Secretary of State of the State of Delaware.

  Section 10.2 Conditions to Obligation of Carolco to Effect the Merger. The obligation of Carolco to effect the Merger shall be subject to the fulfillment at or prior to the Effective Date of the following additional conditions, any or all of which may be waived by Carolco at its option, except as may be required by law:

       (a) Performance of Obligations; Representations and Warranties; No Material Adverse Change. LIVE and CAC shall have performed and satisfied in all material respects each of their covenants and agreements required or contemplated by this Agreement to be performed by them on or prior to the Effective Date; each of the representations and warranties of LIVE and CAC contained in this Agreement that is qualified by materiality shall be true and correct on and as of the Effective Date as if made on and as of such date and each of the representations and warranties that is not so qualified shall be true and correct in all material respects on and as of the Effective Date as if made on and as of such date, in each case except as contemplated or permitted by this Agreement; there shall have been no Material Adverse Change with respect to LIVE after the date of this Agreement; and Carolco shall have received a certificate of LIVE, signed by the Chief Executive Officer and the Chief Financial Officer of LIVE, to that effect.

       (b)  [Intentionally Deleted.]

       (c) Tax Opinion. Carolco shall receive an opinion of Gipson Hoffman & Pancione, in form and substance satisfactory to Carolco, dated the Effective Date, substantially to the effect that on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing as of the Effective Date:

            (i) The Merger will constitute a reorganization for federal income tax purposes within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code, and Carolco, LIVE and CAC will each be a party to that reorganization within the meaning of Section 368(b) of the Code.

            (ii) No gain or loss will be recognized by LIVE, Carolco or CAC as a result of the Merger.

            (iii) No gain or loss will be recognized by the holders of Carolco Common Stock or Carolco Series A Preferred Stock upon the conversion of such Carolco Common Stock or Carolco Series A Preferred Stock into shares of LIVE Common Stock or LIVE Series D Preferred Stock, respectively, by reason of the consummation of the Merger, except with respect to cash, if any, received in lieu of fractional shares of LIVE Common Stock.

            (iv) The aggregate tax basis of the shares of LIVE Common Stock or LIVE Series D Preferred Stock into which shares of Carolco Common Stock or Carolco Series A Preferred Stock are converted pursuant to the Merger will be the same as the aggregate tax basis of shares of Carolco Common Stock or Carolco Series A Preferred Stock converted into such LIVE Common Stock or LIVE Series D Preferred Stock in the Merger, decreased by the amount of any tax basis allocable to the fractional shares of LIVE Common Stock in lieu of which cash was received.

            (v) The holding period for shares of LIVE Common Stock or LIVE Series D Preferred Stock into which shares of Carolco Common Stock or Carolco Series A Preferred Stock are converted pursuant to the Merger will include the period that such shares of Carolco Common Stock or Carolco Series A Preferred Stock were held, provided such shares of Carolco Common Stock or Carolco Series A Preferred Stock were held as capital assets on the Effective Date.

In rendering such opinion, Gipson Hoffman & Pancione may receive and rely upon representations of fact contained in certificates of Carolco, LIVE, CAC and others, and the obligation of Gipson Hoffman & Pancione to deliver the opinion contemplated in this Section 10.2(c) shall be subject to the receipt by Gipson Hoffman & Pancione of the Investor Representation Agreements contemplated by Section 6.4(c).

       (d) Opinion of Counsel to LIVE and CAC. Carolco shall have received the opinion of Sidley & Austin, counsel to LIVE, dated the Effective Date, addressed to Carolco, in the form attached hereto as
Exhibit 10.2(d).

       (e) Redemption of LIVE Series B Preferred Stock. LIVE shall have redeemed all outstanding shares of the LIVE Series B Preferred Stock in accordance with the provisions of the Certificate of Designations, Preferences and Rights governing the LIVE Series B Preferred Stock.

       (f) No Additional Indebtedness. LIVE shall not have incurred any indebtedness (as defined in Section 5.13(a)) from the date hereof through the Effective Date other than (i) borrowings under its existing credit facility with Chemical Bank and any extensions or replacements thereof (the "LIVE Credit Facility") which borrowings may be used solely for working capital purposes or for the partial repayment of amounts owed on the LIVE 12% Notes as permitted by Section 8.1(a)(i)(C) or for the redemption of the LIVE Series B Preferred Stock as contemplated in Section 10.2(e) hereof and
(ii) other borrowings of up to $17,000,000 which may be used solely for the redemption of the LIVE Series B Preferred Stock as contemplated in
Section 10.2(e) hereof.

       (g) Amendments to LIVE Increasing Rate Notes Indenture. LIVE shall have received amendments to the LIVE Increasing Rate Notes Indenture in form, scope and substance and on terms set forth in Exhibit 9.3(a).

       (h) Amendments to LIVE 12% Indenture. The LIVE 12% Indenture shall have been amended to extend the maturity date to at least ninety days after the maturity date of the LIVE Credit Facility and LIVE shall have received other amendments to such indenture in form, scope and substance and on terms set forth in Exhibit 9.3(b).

       (i)  LIVE  Rights Agreement.   The  LIVE Rights  shall no  longer be
outstanding.

       (j) Assets of LIVE. Neither LIVE nor its Subsidiaries shall have disposed of or written-down the carrying value of any assets of LIVE or its Subsidiaries except with respect to plans previously disclosed to Carolco with respect to Strawberries and VCL and except for immaterial write-downs and write-offs in the ordinary course of business and consistent with past practice.

       (k)  Sale  of Strawberries  and  VCL.    If  LIVE  shall  have  sold
Strawberries or VCL, the terms of such sales shall have been on terms and conditions reasonably satisfactory to Carolco.

  Section 10.3 Conditions to Obligations of LIVE and CAC to Effect the Merger. The obligations of LIVE and CAC to effect the Merger shall be subject to the fulfillment at or prior to the Effective Date of the following additional conditions, any or all of which may be waived by LIVE and CAC at their option, except as may be required by law:

       (a) Performance of Obligations; Representations and Warranties; No Material Adverse Change. Carolco shall have performed and satisfied in all material respects each of its covenants and agreements required or contemplated by this Agreement to be performed on or prior to the Effective Date; each of the representations and warranties of Carolco contained in this Agreement that is qualified by materiality shall be true and correct on and as of the Effective Date as if made on and as of such date and each of the representations and warranties that is not so qualified shall be true in all material respects on and as of the Effective Date as if made on and as of such date, in each case except as contemplated or permitted by this Agreement; there shall have been no Material Adverse Change with respect to Carolco after the date of this Agreement; and LIVE and CAC shall have received a certificate of Carolco, signed by the Chief Executive Officer and Chief Financial Officer of Carolco, to that effect.

       (b)  [Intentionally Deleted.]

       (c) Tax Opinion. LIVE shall have received an opinion of Sidley & Austin, in form and substance satisfactory to LIVE, dated the Effective Date, substantially to the effect that on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing as of the Effective Date:

            (i) The Merger will constitute a reorganization for federal income tax purposes within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code, and Carolco, LIVE and CAC will each be a party to that reorganization within the meaning of Section 368(b) of the Code.

            (ii) No gain or loss will be recognized by Carolco, LIVE or CAC as a result of the Merger.

            (iii) No gain or loss will be recognized by the holders of LIVE Common Stock or LIVE Series C Preferred Stock as a result of the Merger.

In rendering such opinion, Sidley & Austin may receive and rely upon representations of fact contained in certificates of Carolco, LIVE, CAC and others.

       (d) Opinion of Counsel to Carolco. LIVE and CAC shall have received the opinion of Gipson Hoffman & Pancione, counsel to Carolco, dated the Effective Date, addressed to LIVE and CAC, in the form of Exhibit 10.3(d).

       (e) Assets of Carolco. Neither Carolco nor its Subsidiaries shall have disposed of or written-down the carrying value of any assets of Carolco or its Subsidiaries except for immaterial write-downs and write-offs in the ordinary course of business and consistent with past practice.

                                 ARTICLE 11

                     TERMINATION, AMENDMENT AND WAIVER

  Section 11.1 Termination. This Agreement may be terminated and the Merger herein contemplated may be abandoned at any time prior to the Effective Date, whether before or after any approval by the stockholders of LIVE and the stockholders of Carolco:

       (a) by mutual consent of LIVE and Carolco, as authorized by the boards of directors of each of them;

       (b) by LIVE if (i) Carolco shall have failed to comply in any material respect with any of its material covenants or agreements contained in this Agreement required to be complied with by Carolco prior to the date of such termination, which failure to comply has not been cured within five
(5) business days following receipt by Carolco of notice of such failure to comply; (ii) there has occurred (A) a material breach by Carolco of any representation or warranty that is qualified as to materiality either when made or at the Effective Date or (B) a breach by Carolco of any representation or warranty that is not qualified as to materiality when made or at the Effective Date, in each case which breach has not been cured within five (5) business days following receipt by Carolco of notice of the breach; or (iii) the stockholders of Carolco voting at the Carolco Stockholder Meeting shall have failed to approve this Agreement and the transactions contemplated hereby as contemplated in Section 9.1(a) hereof;

       (c) by Carolco if (i) LIVE or CAC or any of their Subsidiaries shall have failed to comply in any material respect with any of their material covenants or agreements contained in this Agreement required to be complied with by LIVE or CAC or any of their Subsidiaries prior to the date of such termination, which failure to comply has not been cured within five
(5) business days following receipt by LIVE or CAC, as the case may be, of notice of such failure to comply; or (ii) there has occurred (A) a material breach by LIVE or CAC of any representation or warranty that is qualified as to materiality either when made or at the Effective Date or (B) a breach by LIVE or CAC of any representation or warranty that is not qualified as to materiality when made or at the Effective Date, in each case which breach has not been cured within five (5) business days following receipt by LIVE or CAC, as the case may be, of notice of the breach; or (iii) the stockholders of LIVE voting at the LIVE Stockholder Meeting shall have failed to approve this Agreement and the transactions contemplated hereby as contemplated in Section 9.1(b) hereof;

       (d) by either LIVE or Carolco, if the other party accepts a competing "takeover proposal" or "offer" as provided in Section 8.3 hereof;

       (e) by either LIVE or Carolco, if such party shall have exercised its best efforts to effect the Merger and, notwithstanding such best efforts, if the Merger has not been effected on or prior to the close of business on December 31, 1994, unless an extension of such date is agreed to by the parties in writing on or before such date;

       (f) by LIVE, if the Board of Directors of Carolco shall have modified or withdrawn its recommendation of the Merger or declaration that the Merger is advisable or if the Board of Directors of Carolco shall have recommended to stockholders of Carolco any takeover proposal of any other person or shall have resolved to do any of the foregoing, in which case costs shall be shared as set forth in Section 9.7;

       (g) by Carolco, if the Board of Directors of LIVE and its Advisory Committee considering the Merger shall have modified or withdrawn its recommendation of the Merger or declaration that the Merger is advisable or if the Board of Directors of LIVE shall have recommended to stockholders of LIVE any takeover proposal of any other person or shall have resolved to do any of the foregoing, in which case costs shall be shared as set forth in
Section 9.7; or

       (h) by either LIVE or Carolco if any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger shall have become final and non-appealable.

  Section 11.2 Effect of Termination. In the event of termination of this Agreement by either LIVE or Carolco or both, as provided in Section 11.1, this Agreement shall forthwith become void and there shall be no further liability hereunder on the part of Carolco, LIVE or CAC or their respective officers or directors except with respect to the provisions concerning fees and expenses contained in Section 9.7, and except with respect to provisions concerning confidentiality and the return of documents contained in Section 9.4, which shall survive the termination; provided, however, that nothing contained in this Section 11.2 shall relieve any party hereto from any liability for any breach of this Agreement occurring on or prior to the date of termination hereof.

  Section 11.3 Amendment. This Agreement may be amended by the parties hereto, by or pursuant to action taken by their respective Boards of Directors (and in the case of LIVE, with the consent of its Advisory Committee), at any time before or after approval of the Merger and the transactions contemplated hereby by the stockholders of Carolco or the approval of the Merger and the transactions contemplated hereby by the stockholders of LIVE, but, after any such approval by stockholders of Carolco or LIVE, no amendment shall be made which (i) alters or changes the amount or kind of shares of any class or series of capital stock of LIVE,
(ii) alters or changes any terms of the Certificate of Incorporation of LIVE or the Surviving Corporation to be effected by the Merger, (iii) alters or changes any of the terms and conditions of the Agreement if such alteration or change would adversely affect the holders of any class or series of capital stock of LIVE, Carolco or CAC, (iv) changes the Exchange Ratio provided in Section 4.1 or (v) in any way materially adversely affects the rights of such stockholders, without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

  Section 11.4   Waiver.   At  any time  prior to  the Effective  Date, the
parties hereto pursuant to action taken by their respective Boards of Directors (and in the case of LIVE, with the consent of its Advisory Committee of the Board of Directors) may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto by the other parties hereto and (iii) waive compliance by the other parties hereto with any of the agreements or conditions contained herein which may legally be waived (except that neither CAC nor LIVE may waive any material breach hereunder by the other and except that in the event of a waiver of any material condition, covenant or breach, each of the Carolco Investors, in the event of a waiver by Carolco, and each of the LIVE Investors, in the event of a waiver by LIVE, shall be entitled to rescind such Carolco Investor's or LIVE Investor's Investor Representation Agreement within five
(5) business days of such waiver). Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

  Section 11.5 Approval by LIVE Special Committee. The approval of the LIVE Special Committee shall be required for any amendment or waiver which has the effect of reducing or eliminating the requirement that 100% of the LIVE Series B Preferred Stock be redeemed as a condition to the Merger.

                                 ARTICLE 12

                             GENERAL PROVISIONS

  Section 12.1 Non-Survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Date.

  Section 12.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, sent by overnight courier or telecopied (with a confirmatory copy sent by overnight courier) to the parties (with courtesy copies to the LIVE
Investors and Carolco Investors) at the following addresses (or at such other address for a party as shall be specified by like notice):

       (a)  if to LIVE or CAC, to

            LIVE Entertainment Inc.
            15400 Sherman Way, Suite 500
            Van Nuys, California  91406
            Attention:  Michael J. White, General Counsel
            Facsimile:  (818) 908-9539

            with a copy to:

            Sidley & Austin
            2049 Century Park East
            39th Floor
            Los Angeles, California  90067
            Attention:  Gary J. Cohen, Esq.
            Facsimile:  (310) 556-6502

       (b)  if to Carolco, to

            Carolco Pictures Inc.
            8800 Sunset Boulevard
            Los Angeles, California  90069
            Attention:  Robert W. Goldsmith, General Counsel
            Facsimile:  (310) 652-1343

            with a copy to:

            Gipson Hoffman & Pancione
            1901 Avenue of the Stars
            Suite 1100
            Los Angeles, California  90067

            Attention:  Lawrence R. Barnett, Esq.
            Facsimile:  (310) 556-8945

       (c)  if to Pioneer, to

            Pioneer LDCA, Inc.
            2265 East 220th Street
            Long Beach, California  90810
            Attention:  Tetsuro Kudo
            Facsimile:  (310) 952-2420

            with a copy to:

            Pioneer LDC, Inc.
            1-20-6 Ebisuminami
            Shibuya-ku, Tokyo 150
            JAPAN
            Attention:  Mr. Ryuichi Noda
            Facsimile:  011 813 5721 2040

            and

            Pryor, Cashman, Sherman & Flynn
            410 Park Avenue
            New York, New York  10022
            Attention:  Blake Hornick, Esq.
            Facsimile:  (212) 326-0806

       (d)  if to Cinepole, to

            Cinepole Productions B.V.
            P.O. Box 990
            1000 AZ Amsterdam
            THE NETHERLANDS
            Facsimile:

            with a copy to:

            Coudert Brothers
            52, Avenue Des Champs-Elysees
            75008 Paris
            FRANCE
            Attention:  Jonathan M. Wohl, Esq.
            Facsimile:  011 331 4359 6655

            and

            Le Studio Canal+ (U.S.)
            301 North Canon Drive, Suite 228
            Beverly Hills, California  90210
            Attention:  Richard J. Garzilli, Esq.
            Facsimile:  (310) 246-9772

            and

            Coudert Brothers
            1055 West 7th Street, 20th Floor
            Los Angeles, California  90017-2503
            Attention:  John A. St. Clair, Esq.
            Facsimile:  (213) 689-4467

       (e)  if to RCS, to

            RCS Video International Services B.V.
            Avv. Enzo Pulitano
            Affari Legali e Societari

            RCS Editori SpA
            Corso Garibaldi 86
            20121 Milan   ITALY
            Facsimile: 011 392 2584 3073

            with a copy to:

            Werbel McMillin & Carnelutti
            711 Fifth Avenue
            New York, New York  10022
            Attention:  Paul D. Downs, Esq.
            Facsimile:  (212) 832-3353

       (f)  if to MGM Holdings Corporation, to

            MGM Holdings Corporation
            c/o Metro-Goldwyn-Mayer Inc.
            2500 Broadway Street
            Santa Monica, California  90404
            Attention:  Michael S. Hope
            Facsimile:  (310) 449-3090

            with a copy to:

            White & Case
            633 West Fifth Avenue, Suite 1900
            Los Angeles, California  90071
            Attention:  David G. Johnson, Esq.
            Facsimile:  (213) 620-0758

       (g)  if to New Carolco Investments B.V., to

            New Carolco Investments B.V.
            c/o Schutte, Zewald & Jorna
            Parklaan 46, 3016 BC Rotterdam
            THE NETHERLANDS
            Facsimile:  011 3110 4361 880
            with a copy to:

            Skadden, Arps, Slate, Meagher & Flom
            300 South Grand Avenue
            Suite 3400
            Los Angeles, California  90071
            Attention:  Brian J. McCarthy, Esq.
            Facsimile:  (213) 687-5600

  Section 12.3 Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The phrases "date of this Agreement," the "date hereof" and words of similar impact, unless the context otherwise requires, shall be deemed to refer to August 10, 1994. Unless expressly indicated herein to the contrary, and when the context so dictates, the masculine includes the feminine and the singular includes the plural.

  Section 12.4 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

  Section 12.5 Entire Agreement; No Third-Party Beneficiaries. This Agreement, including the documents and instruments referred to herein, (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and there are no other covenants, promises, agreements, conditions or understandings, whether oral or written, among the parties hereto, and (b) except for the provisions of Sections 9.9(a) and 9.14, is not intended to confer upon any person other than the parties any rights or remedies hereunder.

  Section 12.6 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

  Section 12.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other parties, except that CAC may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to LIVE or to any direct wholly-owned subsidiary of LIVE, but no such assignment shall relieve CAC of any of its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

  IN WITNESS WHEREOF, LIVE, CAC and Carolco have caused this Agreement to be signed by their respective officers thereunto duly authorized all as of the date first written above.

                      LIVE ENTERTAINMENT INC.


                      By:_____________________________
                           Name:
                           Title:
Attest:

______________________________
Name:
Title:

                      CAROLCO ACQUISITION CORP.


                      By:_____________________________
                           Name:
                           Title:
Attest:

______________________________
Name:
Title:

                      CAROLCO PICTURES INC.


                      By:_____________________________
                           Name:
                           Title:
Attest:

_______________________________
Name:
Title: